QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TITAN MACHINERY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TITAN MACHINERY INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of Titan Machinery Inc. will be held in a virtual meeting only format over the Internet at www.virtualshareholdermeeting.com/TITN2023 beginning at 9:00 a.m., Central Time, on June 5, 2023, for the following purposes:
1.    To elect two directors each for a three-year term.
2.    To conduct an advisory vote on a non-binding resolution to approve the compensation of our named executive officers.
3.    To conduct an advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers.
4.    To ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2024.
5.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
    Only stockholders of record at the close of business on April 10, 2023 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment or postponement thereof.
    Your vote is important. You are cordially invited to attend the virtual Annual Meeting. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/TITN2023. Whether or not you plan to attend the virtual Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mail as described in the Notice of Internet Availability, first sent to stockholders on or about April 25, 2023, containing instructions on how to access our proxy materials.
    Important Notice Regarding the Availability of Proxy Materials for the Upcoming Annual Meeting of Stockholders To Be Held on June 5, 2023: The Proxy Statement, Proxy Card, and Annual Report on Form 10-K are available in the Investor Relations section of the Titan Machinery Inc. website at http://www.titanmachinery.com.

BY ORDER OF THE BOARD OF DIRECTORS

David J. Meyer Board Chair and Chief Executive Officer
West Fargo, North Dakota
April 25, 2023

TITAN MACHINERY INC.
Annual Meeting of Stockholders
June 5, 2023

PROXY STATEMENT

INTRODUCTION
    Your proxy is solicited by the Board of Directors (the "Board") of Titan Machinery Inc. ("we," "us," "our," or the "Company") for our Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on June 5, 2023 (the "Annual Meeting"), in a virtual meeting only format over the Internet at www.virtualshareholdermeeting.com/TITN2023 and for the purposes set forth in the Notice of Annual Meeting of Stockholders, and at any adjournment or postponement thereof. The Company is holding the Annual Meeting in a virtual only format over the Internet. The proposals to be voted on at the Annual Meeting are described in this Proxy Statement.
    The mailing address of our principal executive offices is Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078. We expect that this Proxy Statement, the related Proxy Card, Notice of Annual Meeting of Stockholders, and the Notice of Internet Availability (the "Notice") will first be made available to our stockholders on or about April 25, 2023.
GENERAL INFORMATION

Purpose of the Annual Meeting	At the Annual Meeting, our stockholders will act upon the following proposals outlined in the Notice of Annual Meeting of Stockholders:
Proposal 1 - Election of Directors
Proposal 2 - Advisory Vote to Approve the Compensation of our Named Executive Officers
Proposal 3 - Advisory Vote on the Frequency of Holding Future Advisory Votes on the Compensation of our Named Executive Officers
Proposal 4 - Ratification of Independent Registered Public Accounting Firm
Following the formal portion of the Annual Meeting, management of the Company will be available to respond to appropriate questions from stockholders.

What is the format for this year's Annual Meeting?
This year’s Annual Meeting will be held in a virtual only format over the Internet. We have structured our virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate in the Annual Meeting as if it were held in person, including the ability to vote shares electronically during the meeting and to submit questions during the meeting.

To attend the virtual Annual Meeting over the Internet, please visit www.virtualshareholdermeeting.com/TITN2023. We recommend that you log in at least 15 minutes before the Annual Meeting begins to ensure ample time to complete the check-in procedures and test your computer audio system. We will have technicians ready to assist you with any technical difficulties that you may encounter accessing the virtual meeting platform.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, in your proxy card (if applicable) or on the instructions that accompanied your proxy material. You may also login as a guest in the event that you do not have a 16-digit control number. However, if you participate as a guest through the virtual meeting platform, you will not be able to vote your shares or submit questions during the Annual Meeting.

Although you may vote online during the virtual Annual Meeting, we encourage you to vote via the Internet, by telephone or by mail as outlined in the Notice or on your proxy card to ensure that your shares are represented and voted.

What is a Proxy?	It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. You may designate someone as your proxy in a written document, typically with a proxy card. We have authorized members of our senior management designated by the Board and named in your proxy card to represent you and to vote your shares as instructed. The proxies also may vote your shares at any adjournments or postponements of the Annual Meeting.

What is a Proxy Statement?	It is a document we give you when we are soliciting your designation of a proxy pursuant to Securities and Exchange Commission ("SEC") rules and regulations.

How is the Company distributing the proxy materials?
Consistent with the approach taken for last year's Annual Meeting, this year, to expedite delivery, reduce costs and decrease the environmental impact of our proxy materials, we are using an SEC rule that allows us to furnish proxy materials primarily over the internet instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about April 25, 2023, we will send to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including this Proxy Statement, over the Internet. If you receive the Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the Notice. The Notice is not a proxy card that can be submitted to vote your shares. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet or by telephone.

Stockholder of Record	If your shares were registered in your name with our transfer agent as of the record date, April 10, 2023, you are a stockholder of record with respect to those shares.

Shares held in "Street Name"
If you hold your shares in an account at a bank, broker or other intermediary, then you are the beneficial owner of shares held in "street name" and the bank, broker or other intermediary is considered to be the stockholder of record. This bank, broker or other intermediary will send the Notice to you (or will send the printed proxy materials with the intermediary’s voting instruction card, as requested). As the beneficial owner of the Company’s shares, you have the right to direct your intermediary on how to vote and you are also invited to attend the virtual Annual Meeting. However, if you are a beneficial owner, you are not the stockholder of record and in order to vote your shares during the Annual Meeting you must follow the instructions from your bank, broker or other intermediary. Please refer to the information your bank, broker or other intermediary provided to you. Stock exchange rules do not permit a bank, broker or other intermediary to vote "street name" shares on “non-routine” matters, such as the election of directors, approval of the compensation of our named executive officers, and approval of the frequency of the "say on pay" vote, unless it has received voting instructions from the beneficial holder. The Company encourages beneficial holders to promptly direct their bank, broker or other intermediary on how to vote for the agenda items.

Number of Shares Required to be Present to Hold the Annual Meeting
In order to conduct the Annual Meeting, holders of a majority of the shares outstanding and entitled to vote at the Annual Meeting as of the close of business on the record date, April 10, 2023, must be present electronically or by proxy at the virtual Annual Meeting. This constitutes a quorum. Your shares are counted as present if you attend the virtual Annual Meeting and vote electronically, or if you vote by proxy. Shares represented by proxies that include abstentions and broker non-votes (described below) will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.

Proxy Solicitation and Cost	The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding that material to beneficial owners and record holders of the Company's common stock ("Common Stock"), will be borne by the Company. Directors, officers and employees of the Company may, without compensation other than their regular remuneration, solicit proxy votes personally or by telephone.

VOTING INFORMATION

Voting Methods
Shares Held of Record. All stockholders of record may vote by telephone, internet, or mail as described in the Notice or may vote electronically at the Annual Meeting.

Shares Held In Street Name. If your shares are held in "street name" you must instruct the record holder of your shares (i.e., your broker, bank or other intermediary) how to vote your shares. If your shares are held in "street name" and you want to attend the virtual Annual Meeting and vote electronically, you will need to log in to the virtual Annual Meeting platform using your 16-digit control number and have a valid legal proxy for the Annual Meeting from the record holder of the shares.

Revoking Your Proxy or Changing Your Vote
Any stockholder giving a proxy designation may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Corporate Secretary of the Company, at 644 East Beaton Drive, West Fargo, ND 58078, or by attending and voting electronically at the virtual Annual Meeting. If you are a beneficial owner of shares held in street name, you must follow the instructions from your bank, broker or other intermediary to revoke your previously given proxy.

Proposal 1 - Election of Directors (page 11)
The Board has nominated two candidates for election to our Board. On the vote to elect directors, stockholders may:
•Vote "FOR" one or more of the nominees; or
•"WITHHOLD" votes as to one or more of the nominees.

Directors will be elected by a plurality of the votes of stockholders present electronically or represented by proxy at the virtual Annual Meeting. This means that the two nominees who receive the greatest number of "FOR" votes cast will be elected as directors. If you "WITHHOLD" authority to vote with respect to any director nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

The Board recommends that stockholders vote "FOR" the election of each nominee.

Proposal 2 - Advisory Vote to Approve the Compensation of our Named Executive Officers (page 42)
The Board is holding a non-binding advisory vote to approve the compensation of our named executive officers (commonly referred to as the "Say-on-Pay Vote"). Stockholders may:
•Vote "FOR" the proposal;
•Vote "AGAINST" the proposal; or
•"ABSTAIN" from voting on the proposal.

The affirmative vote of a majority of the shares present electronically or by proxy at the virtual Annual Meeting and entitled to vote on the matter is required to approve Proposal 2 (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” the proposal for it to be approved).

An "ABSTAIN" vote has the same effect as an "AGAINST" vote on Proposal 2.

Your vote on Proposal 2 is a non-binding advisory vote to approve the compensation of our named executive officers (as defined below under "Compensation Discussion and Analysis"). The Board will consider the results of this advisory vote when considering future executive compensation decisions, but it will not be binding.

The Board recommends that stockholders vote "FOR" the approval of the compensation of our named executive officers.

Proposal 3 - Advisory Vote on the Frequency of Holding Future Advisory Votes on the Compensation of our Named Executive Officers (page 43)
The Board is holding an advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers. Stockholders may:
•Vote "FOR" 1 year;
•Vote "FOR" 2 years;
•Vote "FOR" 3 years; or
•"ABSTAIN" from voting on the proposal.

The option of every 1 year, every 2 years or every 3 years that receives the highest number of votes cast for this Proposal 3 will be used and considered by the Board in determining the frequency with which the Company will hold future stockholder votes to approve, on a non-binding advisory basis, the compensation of our named executive officers.

If you vote "ABSTAIN" on Proposal 3, your shares will be counted for purposes of establishing a quorum, but will have no effect on the results with respect to Proposal 3.

Your vote on Proposal 3 is an advisory vote to determine the frequency of holding future advisory votes on the compensation of our named executive officers. The Board will consider the results of this advisory vote when determining how frequently future stockholder say-on-pay votes will be conducted.

The Board recommends that stockholders vote "FOR" the option of every 1 year.

Proposal 4 - Ratification of Independent Registered Public Accounting Firm (page 45)
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024. The Board is seeking stockholder ratification of this appointment. On the vote to ratify the appointment of Deloitte & Touche LLP, stockholders may:
    • Vote "FOR" the proposal;
    • Vote "AGAINST" the proposal; or
    • "ABSTAIN" from voting on the proposal.

The affirmative vote of a majority of the shares present electronically or by proxy at the virtual Annual Meeting and entitled to vote on the matter is required to approve Proposal 4 (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” the proposal for it to be approved).

An "ABSTAIN" vote has the same effect as an "AGAINST" vote on Proposal 4.

The Board recommends that stockholders vote "FOR" ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024.

What if I do not specify a choice for a matter when returning a proxy?
Stockholders should specify their choice for each proposal when returning a proxy. If no specific voting instructions are given, proxies that are returned will be voted as follows:
•"FOR" the election of all director nominees;
•"FOR" the advisory approval of the compensation of our named executive officers;
•"FOR" the option of every 1 year on the frequency of holding advisory votes on the compensation of our named executive officers; and
•"FOR" the ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2024.

Broker Non-Votes
A "broker non-vote" occurs when a broker has not received voting instructions from the beneficial owners of shares held in street name, and the broker does not have, or declines to exercise, discretionary authority to vote those shares. Brokers generally have authority to vote on "routine matters," as determined by applicable self-regulatory organizations governing that broker. Of the proposals presented at the Annual Meeting, only Proposal 4, the ratification of an independent registered public accounting firm, is considered to be a "routine matter."

"Broker non-votes" have the following effect:
•Your shares will be counted as present for the purposes of determining whether there is a quorum at the Annual Meeting.
•Your shares will not be counted as votes "FOR" or "WITHHOLD" authority for the election of the director nominees at the Annual Meeting.
•Your shares will not be counted as votes "FOR", "AGAINST", or "ABSTAIN" on Proposal 2 ("Say-on-Pay Vote"), Proposal 3 ("Frequency of Say-on-Pay Vote"), or Proposal 4 ("Ratification of Auditor"), as applicable.

OUTSTANDING SHARES AND VOTING RIGHTS
    The Board has fixed April 10, 2023 as the record date for determining stockholders entitled to vote at the Annual Meeting. Persons who were not stockholders at the close of business on such date will not be allowed to vote at the Annual Meeting. There were 22,664,377 shares of Common Stock issued and outstanding at the close of business on April 10, 2023. Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. No holders of any capital stock of the Company are entitled to cumulative voting rights.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
    The following table sets forth, as of April 10, 2023, information regarding beneficial ownership of our Common Stock by:
•Each person known to us to beneficially own 5% or more of our Common Stock;
•Each current and former executive officer (as that term is defined under the rules and regulations of the SEC) named in the Summary Compensation Table on page 31, who are collectively referred to herein as our "named executive officers";
•Each of our directors (including director nominees); and
•All of our current executive officers and directors as a group.
    We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite the stockholder's name. We have calculated the percentage of Common Stock owned based on 22,664,377 shares of Common Stock outstanding on April 10, 2023. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078.

Name of Beneficial Owner	Number	Percent of Class
5% Beneficial Owners:
Dimensional Fund Advisors LP	1,768,682	7.80%
Building One
6300 Bee Cave Road
Austin, TX 78746 (1)
BlackRock, Inc.	1,578,506	6.96%
55 East 52nd Street
New York, NY 10055 (2)
The Vanguard Group	1,358,997	6.00%
100 Vanguard Blvd.
Malvern, PA 19355 (3)

Names of Named Executive Officers and Directors/Nominees:
David Meyer (4)	1,862,864	8.22%
Robert Larsen (5)	1,086	*
Mark Kalvoda	80,465	*
Bryan Knutson (6)	71,993	*
Tony Christianson (7)	233,214	1.03%
Stanley Erickson (8)	39,031	*
Christine Hamilton (9)	20,438	*
Jody Horner (10)	34,218	*
Richard Mack (11)	34,764	*
Frank Anglin (12)	3,634	*
All current executive officers and directors/nominees as a group (9 persons) (13)	2,381,707	10.51%
* Less than one percent.
(1)This information is based on the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP ("Dimensional") on February 10, 2023. Dimensional, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (the “Dimensional Funds”). In its role as investment advisor, sub-advisor or manager, Dimensional may possess investment and/or voting power over the securities of the Company that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of Common Stock held by the Dimensional Funds. However, Dimensional reports that all such Common Stock is owned by the Dimensional Funds and disclaims beneficial ownership of such Common Stock.
(2)This information is based on the Schedule 13G filed with the SEC by BlackRock, Inc. on February 1, 2023. BlackRock, Inc., as parent company of various subsidiaries listed in the Schedule 13G/A, may be deemed to beneficially own the shares held by such subsidiaries. BlackRock, Inc. reported that, as of December 31, 2022, it had sole voting power over 1,538,289 shares of Common Stock and sole dispositive power over 1,578,506 shares of Common Stock.
(3)This information is based on the Schedule 13G filed with the SEC by The Vanguard Group on February 9, 2023. The Vanguard Group reported that, as of December 31, 2022, it had shared voting power over 45,212 shares of Common Stock, sole dispositive power over 1,296,156 shares of Common Stock, and shared dispositive power over 62,841 shares of Common Stock.
(4)Includes 1,750,000 shares of Common Stock held by the Meyer Family Investment Limited Liability Limited Partnership, over which Mr. Meyer has shared voting and investment control.
(5)Includes 884 restricted shares held by Mr. Larsen that are subject to risk of forfeiture.
(6)Includes 29,059 restricted shares held by Mr. Knutson that are subject to risk of forfeiture.
(7)Includes 180,000 shares of Common Stock beneficially owned by Adam Smith Companies, LLC. Mr. Christianson may be deemed to share beneficial ownership of shares of Common Stock held beneficially by Adam Smith Companies, LLC by virtue of his status as a controlling owner of this entity. Mr. Christianson expressly disclaims beneficial ownership of any shares held by Adam Smith Companies, LLC, except to the extent of his pecuniary interest in such entity. Also includes 2,889 restricted shares held by Mr. Christianson that are subject to risk of forfeiture.
(8)Includes 2,889 restricted shares held by Mr. Erickson that are subject to risk of forfeiture.
(9)Includes 2,889 restricted shares held by Ms. Hamilton that are subject to risk of forfeiture.
(10)Includes 2,889 restricted shares held by Ms. Horner that are subject to risk of forfeiture.
(11)Includes 2,889 restricted shares held by Mr. Mack that are subject to risk of forfeiture.
(12)Includes 2,889 restricted shares held by Mr. Anglin that are subject to risk of forfeiture.
(13)Includes 46,393 restricted shares held by our current executive officers and directors that are subject to risk of forfeiture.
BOARD OF DIRECTORS
    The Board consists of three classes of directors, which classes are, as of the date of this Proxy Statement, composed of:
•two Class I directors who hold office until the 2023 Annual Meeting;
•three Class II directors who hold office until the 2024 Annual Meeting; and
•two Class III directors who hold office until the 2025 Annual Meeting;
or, in all cases, until their successors are elected and qualified.
The Governance/Nominating Committee has recommended, and the Board has approved, Tony Christianson and Christine Hamilton as director nominees for the two Class I director positions to be elected at the 2023 Annual Meeting.
    The following information states the principal occupations for at least the past five years of the 2023 director nominees and the remaining directors whose terms will continue beyond the Annual Meeting:

2023 Nominees Upon election, these Directors will Hold Office Until the 2026 Annual Meeting	Age	Position/Committee Membership/Biography

Tony Christianson	70	Director; Governance/Nominating Committee; Compensation Committee
		Mr. Christianson has been a director of Titan Machinery since January 2003. Since 1981, Mr. Christianson has been the Chairman of Cherry Tree Companies, an affiliated group of investment banking and wealth management firms in Minneapolis, Minnesota. Mr. Christianson also currently serves as managing partner of Adam Smith Companies, LLC, a holding company with investments in several companies, and as a director of MetaFarms, Inc., a privately-held SAS provider of information management for animal protein production. Among other attributes, skills and qualifications, Mr. Christianson has comprehensive experience in the financial services and investment industries, as well as his experience as a public and private company director, which provides particular value to the Board with a seasoned view on financing, investment, acquisition and operating strategies, public company regulatory compliance issues, and investor relations.

Christine Hamilton	67	Director; Chair of Governance/Nominating Committee; Audit Committee
		Ms. Hamilton has been a director of Titan Machinery since March 1, 2018. Ms. Hamilton is the co-owner and managing partner of Christiansen Land and Cattle, Ltd., a large diversified farming and ranching operation in central South Dakota, and is also the co-owner of Dakota Packing, Inc., a wholesale meat distribution business. Ms. Hamilton is a former director for the Federal Reserve Bank, Ninth District, located in Minneapolis, Minnesota, and is a current director of SAb Biotherapeutics, a publicly-traded clinical stage biopharmaceutical company, where she serves as chair of its compensation committee and a member of its nominating and corporate governance committee. Among other attributes, skills and qualifications, Ms. Hamilton brings to the Board her extensive experience in the agri-business sector and her unique knowledge of operating strategies, priorities and challenges facing our customers in the agriculture sector.

Directors Who Hold Office Until the 2024 Annual Meeting		Position/Committee Membership/Biography
Stan Erickson	72	Lead Independent Director; Audit Committee
		Mr. Erickson has been a director of Titan Machinery since March 1, 2017. Mr. Erickson currently serves as the President and Chief Executive Officer of Liberty Capital, Inc., which provides capital and investment services. Mr. Erickson co-founded Liberty Capital in 2013 after retiring from a 32-year career at Ziegler Inc., a Caterpillar dealer, where he most recently served as President and Chief Operating Officer. Mr. Erickson is a veteran of the United States Marine Corps and currently serves on the board of directors of Electromed, Inc., a publicly-traded company, where he serves as chair of the audit committee and a member of the nominating and governance committee. Among other attributes, skills and qualifications, Mr. Erickson has significant senior leadership experience in the equipment industry, as well as his experience as a public company director, which provides the Board with a strong perspective on financing, investment, acquisition and operating strategies, public company regulatory compliance issues, and investor relations.

Jody Horner	61	Director; Chair of Compensation Committee; Audit Committee
		Ms. Horner has been a director of Titan Machinery since August 1, 2015. In February 2015, Ms. Horner was appointed President of Midland University, a private liberal arts college located in Fremont, Nebraska. Prior to joining Midland University, Ms. Horner spent over 30 years at Cargill, Inc., holding several leadership positions including President of Cargill Meat Solutions, President of Cargill Case Ready, President of Cargill Salt, Vice President - Corporate Global Diversity, and Vice President - Human Resources. At Cargill, Ms. Horner was a member of several corporate committees including the Global Business Conduct & Ethics Committee and the Global Enterprise Process, Data and Technology Committee. Ms. Horner currently serves as a director and board chair of H.J. Baker & Bro., LLC, a privately-held sulphur and animal nutrition industry company. Among other attributes, skills and qualifications, Ms. Horner brings valuable insight to the Board based on her extensive experience in leadership positions and her broad knowledge of financial matters, operating strategies, agri-business markets, and human resources.

Richard Mack	55	Director; Chair of Audit Committee
		Mr. Mack has been a director of Titan Machinery since June 4, 2015. From June 2014 through his retirement in January 2018, Mr. Mack served as Executive Vice President and Chief Financial Officer for The Mosaic Company, a leading international producer and marketer of phosphate and potash crop nutrients. Prior to that, Mr. Mack held the position of Senior Vice President, General Counsel and Corporate Secretary for Mosaic from the date of its initial public offering in 2004 until his promotion to Executive Vice President in 2009. In the decade prior to Mosaic's formation, he served in various legal capacities at Cargill, Inc., and was a founding executive of Mosaic and Cargill Ventures. Mr. Mack was also the founder of the Streamsong Resort, which is owned by Mosaic. Mr. Mack served from 2018 through 2022 as a director and audit committee chair of Anuvia Plant Nutrient Holdings, Inc., which is a privately-held crop nutrient company; and a director and finance committee chair of H.J. Baker & Bro., LLC, a privately-held sulphur and animal nutrition industry company. Among other attributes, skills and qualifications, Mr. Mack brings to the Board significant experience as a public company executive, along with extensive knowledge of public company finance and financial statements, capital markets, corporate governance, agri-business markets, mergers and acquisitions, operating strategies, and international business.

Directors Who Hold Office Until the 2025 Annual Meeting		Position/Committee Membership/Biography
David Meyer	70	Board Chair and Chief Executive Officer
		Mr. Meyer is our Board Chair and Chief Executive Officer. Mr. Meyer worked for JI Case Company in 1975. From 1976 to 1980, Mr. Meyer was a partner in a Case/New Holland Dealership with locations in Lisbon, North Dakota and Wahpeton, North Dakota. In 1980, Mr. Meyer, along with a partner, founded Titan Machinery Inc. Mr. Meyer has served on both the Case CE and CaseIH Agriculture Dealer Advisory Boards. Mr. Meyer is the past chairman and past board member of the North Dakota Implement Dealers Association. Mr. Meyer currently serves as a Trustee of the University of Minnesota Foundation, Director on the North Dakota Community Foundation, and Director on the Evans Scholars Foundation (ESF) of the Western Golf Association (WGA). Among other attributes, skills and qualifications, Mr. Meyer is uniquely qualified to serve as a director and the Board's Chair due to his in-depth knowledge of the Company's history, business and industry, and his ability to effectively identify strategic priorities and leading the discussion and execution of strategy.

Frank Anglin	60	Director; Governance/Nominating Committee; Compensation Committee

Mr. Anglin has been a director of Titan Machinery since February 1, 2022. Mr. Anglin has served as the Vice President, West and South Regions, for Istate Truck Centers since September 2019. Previously, Mr. Anglin served as Chief Executive Officer, President and Director for Boyer Trucks from July 2018 to August 2019 and as CEO and Board Director for Midwest Can and Container Specialties Inc. from January 2017 to May 2018. He also served as CEO, President, and Director for Western Peterbilt and Western Truck Centers. Prior to that he held a variety of management positions during his tenure at General Electric and CNH Industrial (“CNH”). Among other attributes, skills and qualifications, Mr. Anglin brings to the Board his substantial leadership experience in the equipment manufacturing and truck dealership industries, which provides the Board with a seasoned perspective on dealership operations, equipment manufacturing, operating strategies, financing, and investment strategies.

Board Skills and Experience Matrix
The following matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors, which our Board believes are relevant to our business and industry structure, and the tenure of our directors. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board. As shown by the tenure of our directors below, the Board also believes it is desirable to maintain a mix of experienced, longer-tenured directors who possess deep institutional knowledge along with newer directors who have different expertise, backgrounds and fresh perspectives.

	F. Anglin	T. Christianson	S. Erickson	C. Hamilton	J. Horner	R. Mack	D. Meyer
Knowledge, Skills and Experience
Other Public Company Board Experience		X	X	X
Executive Leadership	X	X	X	X	X	X	X
Industry Knowledge	X	X	X	X		X	X
Finance and Accounting		X	X	X	X	X	X
Corporate Strategy and Execution	X	X	X	X	X	X	X
Sales and Marketing	X					X	X
Corporate Governance and Compliance	X	X	X	X	X	X	X
Operations and Supply Chain	X		X		X	X	X
International Operations	X				X	X	X
Human Capital and Executive Compensation	X		X	X	X	X	X
Risk Management	X	X	X	X	X	X	X
Technology and Data Security		X	X
Director Independence	X	X	X	X	X	X
Board Tenure
Years	2	16	6	5	8	8	16

Board Diversity Matrix
The Company is committed to diversity and inclusion, and believes it is important that the Board is composed of individuals representing the diversity of the communities and customers we serve. The Governance/Nominating Committee seeks director nominees with a diverse range of experience, skills, knowledge and backgrounds. The Board Diversity Matrix set forth below reports self-identified diversity statistics for the current Board as of the date of this Proxy Statement in the format required by Nasdaq’s rules.

Board Diversity Matrix (As of April 25, 2023)
Board Size:
Total Number of Directors		7
Gender:	Female	Male	Non-Binary	Gender Undisclosed
Number of Directors Based on Gender Identity	2	5	0	0
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	0	1	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Demographic Background Undisclosed	0

ELECTION OF DIRECTORS
(PROPOSAL 1)
2023 Director Nominees
    The Governance/Nominating Committee recommended to the Board that the following persons be nominated and elected as directors at the Annual Meeting, which persons were then formally nominated by the Board:

Tony Christianson
Christine Hamilton
    The nominees are currently Class I Directors whose terms expire at the upcoming 2023 Annual Meeting. Each of the nominees has consented to being named as a nominee. If elected, each nominee will serve a three-year term until the 2026 Annual Meeting or until his or her successor is elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies that are returned and signed will be voted for the nominee designated by the Board to fill the vacancy.
    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL 1.

NON-EMPLOYEE DIRECTOR COMPENSATION
    Our non-employee directors receive cash and restricted stock awards as compensation for their service as directors pursuant to our Non-Employee Director Compensation Plan, which, for fiscal 2023, was as follows:

	Cash Retainer ($)	Restricted Stock Awards ($)
Compensation for each non-employee director	55,000	80,000
Additional cash retainers:
Audit Committee Chair	25,000
Compensation Committee Chair	10,000
Governance/Nominating Committee Chair	10,000
Lead Independent Director	15,000
    We also reimburse our non-employee directors for reasonable expenses incurred in connection with their service as directors. The restricted stock awards are granted on the date of the annual meeting of stockholders each year, and vest on the date of the next annual meeting of stockholders. Directors who are appointed to the Board during the year receive a prorated cash retainer and restricted stock award, the equity component of which is granted on the director's effective start date and has the same vesting date as awards to directors who serve for the full year.

Under the terms of the Non-Employee Director Compensation Plan, the cash portion of the non-employee director retainer (both the Board annual retainer and any committee or lead independent director retainer) is to be paid in arrears in equal quarterly installments on the first day of each fiscal quarter. Restricted stock awards under the Non-Employee Director Compensation Plan are granted on the date of the annual meeting of stockholders each year, and vest on the date of the next annual meeting of stockholders or such other date as determined by the Compensation Committee.

In addition, pursuant to the Non-Employee Director Compensation Plan, unvested restricted stock awarded to a director is forfeited upon termination from service, unless the reason for termination from service is as a result of death, permanent disability (as determined by the Compensation Committee) or mandatory retirement pursuant to the Board’s retirement policy, in which case the unvested restricted stock award will vest on a prorated basis based upon the term of service as compared to the vesting period.

    The following table provides compensation information for our non-employee directors during fiscal 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Frank Anglin	55,000	80,000	135,000
Tony Christianson	55,000	80,000	135,000
Stan Dardis (2)	19,175	—	19,175
Stan Erickson	70,000	80,000	150,000
Christine Hamilton	65,000	80,000	145,000
Jody Horner	65,000	80,000	145,000
Richard Mack	80,000	80,000	160,000
(1)These amounts represent the grant date fair value for each grant awarded in fiscal 2023, valued in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718, Compensation—Stock Compensation. Each director received an award of 2,889 restricted shares based on the $27.69 closing price for our Common Stock on the grant date of June 6, 2022.
(2)Mr. Dardis received pro rata cash compensation for his partial service during fiscal 2023 (February 1, 2022 through his retirement date of June 6, 2022).

STOCK OWNERSHIP AND RETENTION GUIDELINES
Stock Ownership Guidelines
    In order to align the interests of senior officers and directors of the Company with the interests of our stockholders and to promote our commitment to sound corporate governance, our Compensation Committee has adopted stock ownership guidelines for senior officers and directors of the Company (the “Stock Ownership Guidelines”). The Stock Ownership Guidelines require that the officers of the Company listed below hold the following dollar value of shares of our Common

Stock during their employment with the Company:
•Chief Executive Officer - 3x annual base salary
•Chief Financial Officer and President/Chief Operating Officer - 2x annual base salary
•All other executive leadership team members - 50% of annual base salary
In addition, the Stock Ownership Guidelines require that each non-employee director of the Company must hold shares of Common Stock with a dollar value equal to four times the annual cash retainer paid to non-employee directors (excluding, for purposes of this calculation, any cash retainer paid to a non-employee director for purposes of serving as the lead independent director or as a committee chair). Also, to further align director and stockholder interests, our restricted stock award agreements with our non-employee directors require that the restricted stock received thereunder must be held by the non-employee director and not sold during his or her term of service as a director, provided that, under the terms of the Non-Employee Director Compensation Plan, a director is permitted to sell a number of shares of Common Stock sufficient to cover state and federal tax liabilities arising from the current year's vesting of such Director's restricted stock award at the highest applicable federal and state marginal tax rates (not to exceed 50%).
    For purposes of measuring compliance with the Stock Ownership Guidelines, shares of Common Stock owned directly or indirectly by the officer or director or his or her immediate family members residing in the same household and unvested time-based restricted stock are considered “owned” shares. Shares underlying unexercised stock options, unvested performance-based restricted stock and unvested restricted stock units do not count towards satisfying the Stock Ownership Guidelines requirements. The Compensation Committee reviews and reports to the Board on an annual basis regarding the stock ownership levels of our senior officers and directors. In connection with receipt and consideration of such reports, the Board expects to see meaningful progress towards the achievement of the Stock Ownership Guidelines as compared to ownership by our senior officers and directors as of the date of the previous report.
     Each of the officers and directors of the Company subject to the Stock Ownership Guidelines is afforded a reasonable period of time to achieve these minimum ownership levels. As of April 25, 2023, all executive officers and directors, other than Mr. Anglin who joined our Board as of February 1, 2022 and Mr. Larsen who became our CFO on December 1, 2022, have satisfied the Stock Ownership Guidelines. Mr. Anglin and Mr. Larsen are making meaningful progress toward meeting the requirements of the Stock Ownership Guidelines.
Trading Restrictions and Hedging Policy
    Our insider trading policy prohibits our directors and officers from trading our securities on a short-term basis and requires that any of our Common Stock purchased in the open market be held for a minimum of six months. This policy also requires that directors and officers not "pledge" or "sell short" our Common Stock or buy or sell put or call options on our Common Stock. In addition, pursuant to this policy, we also prohibit directors, officers and employees from engaging in any speculative transactions or hedging transactions with respect to Company securities, including forward sale or purchase contracts, equity swaps, collars and exchange funds.

SUSTAINABILITY
Our mission at Titan Machinery is to serve the farmers and contractors who feed and build our world. We are committed to conducting our business operations and activities in a manner that maintains the health and safety of our employees, customers, visitors and contractors, protects the environment, conserves natural resources, positions us as a responsible and engaged partner in communities where we operate, and promotes an inclusive and engaged workforce. For more information on our commitment to sustainability matters, please visit the Investor Relations section of Titan Machinery Inc. website at http://www.titanmachinery.com.
Health and Safety
We believe it is our responsibility to maintain a safe and healthy workplace in each of our business locations and to seek to make continuous improvements in this area. We strive to embed safety into every level of the organization as a top priority. We ensure that safety performance data is tracked, aggregated, and reviewed on an ongoing basis. Our department of Human Resources oversees our health and safety programs for our workplaces.
Our corporate safety team collects data on recordable injury rates, serious injury rates, and near misses from each of our facilities, and engages in a root cause analysis and identifies corrective action to reduce the risk of future occurrences. This data is reviewed at least monthly by the executive leadership team and shared with the Board on a quarterly basis. Regular safety meetings are held at our facilities for store employees.

We are also committed to improving the health and well-being of our employees. Our U.S. wellness program is continuously evolving to better educate, motivate and reward our employees for maintaining and achieving healthy lifestyles.
Environmental Sustainability
We work to be a positive force in protecting the environment by continually looking for ways to conserve water, minimize energy consumption, lower emissions and reduce waste, and safely handle hazardous substances. As we design, build and operate our stores and other facilities, and purchase vehicles, we are focused on conserving natural resources.
As a retail distributor, we do not make the products we sell. However, we are in a position to collaborate with and encourage our suppliers to develop equipment that is more energy efficient and has lower emissions of greenhouse gases. We believe that our primary supplier of equipment, CNH Industrial, is a global leader in environmental sustainability, and we share its values in this area. We believe that CNH Industrial has been at the forefront of sustainable product innovation as evidenced by its introduction of advanced precision solutions to our customers in order to allow them to maximize their acreage yields, while reducing the use of fuel, fertilizer, chemicals, water, and other crop inputs.
Community Engagement
We are committed to the communities we serve. As busy as our employees are, they make time to help their neighbors and support charities across our footprint. Across our Company, we offer all regular employees up to 24 hours of paid time off each calendar year for volunteer firefighting and emergency medical assistance, and an additional 16 hours of paid time off each calendar year for other community service activities.
Commitment to Inclusive Workplace and an Ethical Culture
We are committed to an inclusive workplace where all employees are valued and have the opportunity to reach their full potential. We utilize a variety of initiatives across our footprint to recruit minorities, women, and veterans, as we attempt to diversify our workforce and to ensure that it is representative of the communities where we conduct business. We know that having a diverse workforce is not enough, we also need to build a culture of inclusion that leverages the strengths of all of our employees. From new hire orientation to management and leadership training provided through an online portal accessible to all employees, we are focused on developing global mindsets, breaking unconscious biases and demonstrating the business case for diversity across the organization. Our Compensation Committee has included, as part of its core agenda, an annual review of our diversity and inclusion strategy. Our Compensation Committee is focused on seeing continuous improvements by the Company in these areas.
We conduct periodic employee engagement surveys designed to measure organizational culture, monitor overall employee engagement, identify actions that can be taken to improve our employee engagement and motivation, and to take steps to improve employee retention. We welcome and value this transparent process and are committed to empowering our employees to express their views on relevant workplace matters. In addition, we collect data from employee exit surveys to assist in determining the reasons for voluntary employee departures. Management discloses to the Compensation Committee the results of our employee engagement surveys and employee turnover data.
In every business decision and transaction, we endeavor to act ethically – and we expect our employees and business partners to share in this effort. This means conducting business with integrity, while complying with all laws, rules and standards of conduct that apply to us in the many countries where we do business. We promote our commitment to ethics and compliance among our global workforce through our Code of Ethics and related policies, and training programs. Each employee annually signs an acknowledgement affirming the employee's awareness of our Code of Ethics and related policies.
Corporate Responsibility/ESG Oversight
Corporate responsibility and ESG matters play an important role at Titan. The Board and its committees are actively involved in overseeing our corporate responsibility initiatives.

•In fiscal 2023, the charter of the Governance/Nominating Committee was revised to include among its responsibilities the general oversight of Environmental, Social, and Governance ("ESG") matters. On an annual basis, the Governance/Nominating Committee reviews the Company's Corporate Sustainability Report.

•The Compensation Committee has responsibility for oversight of human capital issues and diversity and inclusion matters.

•Our Audit Committee is responsible for oversight of our ethics and compliance program, and the disclosure of relevant ESG matters in accordance with SEC regulations.

•Each of our committees reports to the Board on relevant ESG matters on a quarterly basis.

We have established a "Sustainability Committee", composed of several members of management, to oversee the Company's activities and practices relating to ESG. This committee is currently conducting a materiality assessment and has engaged in discussions with our primary supplier, CNH Industrial, to ensure alignment on various ESG initiatives.

CORPORATE GOVERNANCE
Corporate Governance Highlights
We believe that good corporate governance promotes the long-term interests of our stockholders, strengthens Board accountability, and leads to stronger business performance. We are committed to maintaining robust corporate governance practices and will evaluate these practices going forward on a regular basis. Our Principles of Corporate Governance can be found on our website at www.titanmachinery.com.
The following summarizes certain highlights of our governance policies and practices:
•6 out of 7 continuing directors and director nominees are independent; only non-independent director is CEO
•Audit Committee, Governance/Nominating Committee and Compensation Committee each composed entirely of independent directors
•Lead Independent Director
•Independent directors meet regularly in private executive sessions without management present
•Director attendance at 100% of Board and committee meetings in fiscal 2023
•Diverse Board in terms of gender, skills, experiences and qualifications
•Balance of new and experienced directors on Board
•Mandatory retirement from the Board at age 75
•Code of Ethics and Business Conduct applies to all employees, directors, consultants and officers
•Annual say-on-pay vote
•Robust stock ownership guidelines for senior officers and directors
•Risk oversight by full Board and committees
•Annual review of committee charters
•No stockholder rights plan (i.e., no "poison pill")
•Insider Trading Policy prohibits hedging and pledging of Company securities
•Formal CEO evaluation process
•Annual Board evaluation
Board Leadership Structure
    David J. Meyer serves in the combined role of Board Chair and Chief Executive Officer. The Board believes that Mr. Meyer's service in this combined role is in the best interests of the Company and its stockholders for the reasons discussed below. However, under our Principles of Corporate Governance, the Board reserves the right to decide at any time whether it is in the best interests of the Company to separate the positions of Board Chair and Chief Executive Officer.
    Mr. Meyer possesses unique familiarity with the Company's history, business and industry, making him capable of effectively leading discussions among directors of diverse backgrounds and experience regarding the Company's operations and strategy. As the Chief Executive Officer, Mr. Meyer has responsibility for overseeing the Company’s day-to-day operations and must continually possess a comprehensive knowledge of the Company’s business, including the Company’s opportunities and challenges. Mr. Meyer is in the best position to prioritize the Board's agenda items, to identify issues to bring to the Board, and to lead the development of the Board’s strategic plans. We feel that certain other practices initiated by the Board secure independent oversight of management without the need to separate the roles of Chief Executive Officer and Board Chair. These include our appointment of a Lead Independent Director, our policy requiring that all members of our standing committees be independent, and our policy that the independent directors of the Board and the committees of the Board hold regular executive sessions outside the presence of the Chief Executive Officer and other management.
    Stan Erickson, an independent director, was selected by the Board to serve as the Lead Independent Director as required under our Principles of Corporate Governance for fiscal 2023. The Lead Independent Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Board Chair and Chief Executive Officer on Board and committee meeting agendas, maintaining frequent contact with the Board Chair and Chief Executive Officer, reviewing and communicating results of the annual Board self-evaluation, advising the Board Chair and Chief Executive Officer on the efficiency of the Board meetings, assisting in extending invitations to prospective directors, and facilitating teamwork and communication among the non-employee directors and management.
Independence
    Our Board has determined that six of our seven current directors are independent directors, as defined by Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market. The six current independent directors are: Frank Anglin, Tony Christianson, Stan Erickson, Christine Hamilton, Jody Horner, and Richard Mack. In making this determination, the Board considered the analysis and recommendations of the Governance/Nominating Committee, as well as any related person transactions and other relationships with the Company.
Committees of the Board
Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Governance/Nominating Committee. The following table sets forth the membership of each of the Company's committees during fiscal 2023. (Unless otherwise noted, each member served on the committee for the entire fiscal year.)

Audit Committee	Governance/Nominating Committee	Compensation Committee
Richard Mack (Chair)	Christine Hamilton (Chair)	Jody Horner (Chair)
Stan Erickson	Tony Christianson	Tony Christianson
Christine Hamilton	Frank Anglin (commencing June 2, 2022)	Frank Anglin (commencing June 2, 2022)
Jody Horner (commencing June 2, 2022)	Jody Horner (February 1, 2022 - June 1, 2022)	Stan Erickson (February 1, 2022 - June 1, 2022)
Audit Committee
    The Audit Committee acts pursuant to a written charter. The charter, which is reviewed annually by the Audit Committee, may be amended upon approval of the Board. The Audit Committee charter is available under "Corporate Governance" on the "Investor Relations" page of our website at www.titanmachinery.com. Among other matters, our Audit Committee:
•assists the Board in fulfilling its oversight responsibility to our stockholders and other constituents with respect to the integrity of our financial statements;
•appoints and has oversight over our independent auditors, approves the compensation of our independent auditors, reviews the independence and the experience and qualifications of our independent auditors' lead partner, and pre-approves the engagement of our independent auditors for audit and permitted non-audit services;
•meets with the independent auditors and reviews the scope and significant findings of audits and meets with management and internal financial personnel regarding these findings;
•reviews the performance of our independent auditors;
•discusses with management, the director of internal audit, and our independent auditors the adequacy and effectiveness of our financial and accounting controls, practices and procedures, the activities and recommendations of our auditors and our reporting policies and practices, and makes recommendations to the Board for approval;
•establishes procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•prepares the audit committee report required by the SEC rules to be included in our annual proxy statement.

    Our independent auditors, Chief Financial Officer, Director of Internal Audit, General Counsel, and management have regular contact with our Audit Committee. The Audit Committee regularly reports to our Board regarding its actions, decisions and recommendations.
    Our Board of Directors determined that the following members who served on the Audit Committee in fiscal 2023 qualified as an "audit committee financial expert" (as defined under SEC rules): Christine Hamilton, Stan Erickson, Jody Horner, and Richard Mack. Each member of our Audit Committee satisfied the Nasdaq Stock Market independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Each member of our Audit Committee during fiscal 2023 possessed the financial qualifications required of audit committee members set forth in the Nasdaq Stock Market listing rules.
    The Audit Committee met eight times in fiscal 2023.
Governance/Nominating Committee
    The Governance/Nominating Committee acts pursuant to a written charter. The charter, which is reviewed annually by the Governance/Nominating Committee, may be amended upon approval of the Board. The Governance/Nominating Committee charter is available under "Corporate Governance" on the "Investor Relations" page of our website at www.titanmachinery.com.
    Our Governance/Nominating Committee makes recommendations to our Board regarding candidates for directorships, the size and composition of our Board of Directors, the "independence" of our directors under applicable SEC and Nasdaq rules, desired director attributes and diversity, and the organization and membership of our committees. In addition, our Governance/Nominating Committee oversees our Code of Ethics and Business Conduct, our Principles of Corporate Governance, ESG matters, related party transactions, and other governance policies and matters. The Governance/Nominating Committee regularly reports to the Board regarding its actions, decisions and recommendations.
    The Governance/Nominating Committee will review director nominees proposed by stockholders. Stockholders may recommend a nominee to be considered by the Governance/Nominating Committee by submitting a written proposal to the Chair of the Board of Directors at Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of the nominee. Please see the section below entitled "Stockholder Proposals" with regard to timing requirements for nominations made directly by a stockholder for consideration at an annual meeting of stockholders.
    When selecting candidates for recommendation to the Board, the Governance/Nominating Committee will consider the attributes of the candidates and the needs of the Board and its committees and will review all candidates in the same manner, regardless of the source of the recommendation, including nominees proposed by stockholders. In evaluating director nominees, a candidate should have certain minimum qualifications, including the ability to read and understand basic financial statements, familiarity with our business and industry, high moral character and mature judgment, and the ability to work collegially with others. In addition, factors such as the following are also considered:
•diversity of the Board;
•needs of the Board with respect to particular talent and experience;
•knowledge, skills and experience of a nominee;
•legal and regulatory requirements;
•appreciation of the relationship of our business to the changing needs of society; and
•desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.
     The Company values diversity among its Board members. Our Board and Governance/Nominating Committee believe that a Board comprised of directors with diverse backgrounds, unique skill sets and experiences, and individual perspectives improves the discussions and decision-making process, which contributes to overall Board effectiveness. Although gender and diversity characteristics, such as race, ethnicity and nationality, are important considerations in the Governance/Nominating Committee’s process, the Governance/Nominating Committee and the Board do not have a formal policy with regard to the consideration of gender and/or diversity in identifying director nominees at this time. However, as described above, the Governance/Nominating Committee seeks to nominate candidates with a diverse range of background, knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board.
    Each member of the Governance/Nominating Committee satisfies the Nasdaq Stock Market independence standards.
    The Governance/Nominating Committee met four times in fiscal 2023.

Compensation Committee
    The Compensation Committee acts pursuant to a written charter. The charter, which is reviewed annually by the Compensation Committee, may be amended by approval of the Board. The Compensation Committee charter is available under "Corporate Governance" on the "Investor Relations" page of our website at www.titanmachinery.com.
    The primary duties and responsibilities of the Compensation Committee include the following:
•develop and periodically review with management the Company's philosophy of compensation, taking into consideration enhancement of stockholder value and the fair and equitable compensation of all employees;
•review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, Chief Financial Officer and other executive officers, evaluate the performance of these officers in light of those goals and objectives, and set the compensation of these officers based on such evaluations;
•determine and approve equity awards to directors and employees made pursuant to the Company's equity incentive plans;
•establish and monitor minimum stock ownership guidelines for executive officers and directors;
•develop, recommend to the Board, review and administer senior management compensation policy and plans, including incentive plans, benefits and perquisites;
•develop, recommend, review and administer compensation plans for non-employee directors;
•annually consider the relationship between the Company's strategic and operating plans and the various compensation plans for which the Committee is responsible;
•periodically review with management, and advise the Board with respect to, employee deferred compensation plans;
•periodically review with management and advise the Board with respect to employee benefits;
•review annually with management the Company's diversity and inclusion initiatives and related accomplishments;
•conduct periodic compensation risk assessments, as further discussed below; and
•review and discuss with management the Compensation Discussion and Analysis required by SEC rules. Based on such review and discussion, the Committee determines whether to recommend to the full Board that the Compensation Discussion and Analysis be included in the annual report or proxy statement.
    Our Chief Executive Officer, Chief Financial Officer, President & Chief Operating Officer, and other senior executives do not participate in the Compensation Committee's deliberations or decisions regarding their own compensation. Mr. Meyer provides input to the Compensation Committee on compensation for the other named executive officers, as appropriate. The Compensation Committee regularly reports to the Board regarding its actions, decisions and recommendations.
    The Compensation Committee annually conducts a risk assessment of our employee compensation programs, including our executive compensation programs. The Compensation Committee has concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
    Each member of the Compensation Committee satisfies the Nasdaq Stock Market independence standards.
    The Compensation Committee met four times in fiscal 2023.
Board and Committees Meetings
    During fiscal 2023, the Board held nine formal meetings. The directors also participate in periodic virtual and/or telephonic conference calls with management for the purpose of reviewing updates on financial performance and business operations. The independent directors met in executive session at least quarterly during fiscal 2023. When appropriate, the Board takes formal action by written consent of all directors, in accordance with the Company's Certificate of Incorporation, Bylaws and the General Corporation Law of the State of Delaware.
In fiscal 2023, the Audit Committee held eight meetings, the Governance/Nominating Committee held four meetings, and the Compensation Committee held four meetings.
    During fiscal 2023, our directors attended 100% of the aggregate number of meetings of the Board and committees of which each respective director was a member.

Directors' Attendance at Annual Meetings
    Directors' attendance at annual meetings of stockholders can provide stockholders with an opportunity to communicate with directors about issues affecting the Company. The Board's policy is that, subject to unavoidable personal or business conflicts, directors shall attend stockholders meetings. All of our directors attended the Annual Meeting of Stockholders held virtually on June 6, 2022.
Stockholder Communications with the Board of Directors
    Stockholders may communicate directly with the Board of Directors. All communications should be directed to the Company's Corporate Secretary at the address below:
Titan Machinery Inc. Board of Directors
Attention: Corporate Secretary
644 East Beaton Drive
West Fargo, North Dakota 58078
    The communication should prominently indicate on the outside of the envelope the director or directors to whom it is directed. The Company's Corporate Secretary will forward the communications to all specified directors or, if no directors are specified, to the entire Board.
Code of Ethics and Business Conduct
Our Code of Ethics and Business Conduct applies to all employees, directors, consultants and officers, including the principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Ethics and Business Conduct is available under "Corporate Governance" on the "Investor Relations" page of the Company's website at www.titanmachinery.com. The Company intends to include on its website at www.titanmachinery.com any amendment to, or waiver from, a provision of its Code of Ethics and Business Conduct that applies to the principal executive officer, principal financial officer, principal accounting officer or controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of SEC Regulation S-K. The Governance/Nominating Committee reviews the Code of Ethics and Business Conduct annually, and recommends any changes to the full Board for approval.
Complaint Procedures
We maintain procedures to receive and investigate complaints regarding suspected misconduct, illegal activities or fraud, including questionable accounting, financial control and auditing matters, federal securities violations, and other violations of federal and state laws or of the Company's Code of Ethics and Business Conduct. We have retained a third party firm to maintain an anonymous confidential call-in and web-based reporting tool for the submission of concerns regarding these and other matters by any employee. Any submitted complaints are reported directly to the Company's General Counsel, who investigates and reports directly to the Audit Committee.
Board's Oversight of Risk Management
We believe that a structured, conscientious approach to risk management is a top priority for our Company. Our Board, both directly and through its committees, reviews and oversees our Enterprise Risk Management (“ERM”) program, which is an enterprise-wide program designed to identify critical enterprise risks and to develop mitigation plans to manage those risks.
While the Board and its committees exercise oversight of risk management, the executive team is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees. In fulfilling its responsibilities, management has developed a formal ERM process which includes the preparation of a written ERM Report that is presented to the full Board.
The ERM Report describes specific risks within the following categories: Operations, International, Financial, Legal and Compliance, IT Systems, and Strategic. Each of these categories is assigned to a member of the executive team, who maintains primary responsibility for management of the applicable risks and updating the ERM Report no less than semi-annually. The ERM Report includes management’s assessment of the likelihood and potential impact of each identified risk, management’s assessment of the Company’s current capability to manage the risk, any risk mitigation plans in place or being developed, tracking of key risk indicators, and the future outlook for the risks.
On a semi-annual basis, management presents the updated ERM Report to the Board. In addition, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of oversight as discussed below.
We believe that our ERM program accomplishes the following:
•Clearly defines risk management roles and responsibilities;

•Brings together senior management to discuss risk;
•Promotes visibility and constructive dialogue around risk; and
•Facilitates appropriate risk response strategies at the Board, committee, and management     levels.
In addition to the regular processes related to the ERM Report, management has established working committees that meet regularly to assess risks in certain areas, including an International Risk Committee that reviews all aspects of our international business risks and a Finance Risk Committee that reviews the Company’s derivative instruments, interest rate risk, and foreign currency exposures.
The Board's Role in Cybersecurity Risk Oversight
Enterprise cybersecurity risk management is an important focus of our Board. Day-to-day management of data security and cybersecurity is the responsibility of our Vice President, Information Technology, who reports directly to our Chief Executive Officer. At least annually, the Vice President, Information Technology, presents to the Audit Committee a formal report on cybersecurity and data security risks. This report includes the results of the IT Department’s self-evaluation of vulnerability to cyber risks, using the Center for Internet Security (“CIS”) framework. The Company has implemented an IT/Cyber Risk learning program under which all employees are required to view periodic on-demand webinars including quizzes following the presentations. In fiscal 2023, the Company engaged a third party consultant to evaluate and provide recommendations with respect to the Company's cybersecurity risks. The Company is covered by a cybersecurity insurance policy.
Audit Committee’s Role in Oversight of Risk Management
The Audit Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risk related to significant accounting matters, financial reporting matters and related disclosures, internal control matters, and applicable compliance, legal and regulatory risks. In addition, the Audit Committee receives in depth reports no less than annually on the audit plan of the internal audit department, tax matters affecting the Company, cybersecurity and data security risks, treasury and banking operations, and credit department operations, and reports any concerns of risks to the full Board for discussion. The Audit Committee reserves time at each meeting for private sessions with the Chief Financial Officer, General Counsel, head of the internal audit department, and outside auditors, during which time risk matters are discussed.
Compensation Committee’s Role in Oversight of Risk Management
The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks arising from compensation policies and programs and other employment programs. On an annual basis, the Compensation Committee reviews and addresses risks arising out of the Company’s executive compensation programs, cash incentive programs for other groups of employees, and sales commission plans. In establishing and reviewing the Company’s compensation programs, the Compensation Committee evaluates whether the design and operation of the compensation programs encourage our executive officers or employees to take unnecessary or excessive risks.
Governance/Nominating Committee’s Role in Oversight of Risk Management
The Governance/Nominating Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks related to Board structure and composition, succession planning, ESG, and corporate governance. In addition, the Governance/Nominating Committee oversees the Board's annual self-evaluation process.
Our Leadership Structure is Supportive of Board Oversight of Risk Management
We believe that our leadership structure supports the risk oversight function of the Board in the following respects:
•With our Chief Executive Officer serving on the Board, he promotes open communication between management and directors relating to risk.
•Each of the committee chairs reports to the full Board at regular meetings concerning the activities of the committee, including risk management matters.
•Each Board committee is comprised solely of independent directors, and all directors are actively involved in the risk oversight function.
•The Lead Independent Director promotes communication and consideration of matters presenting significant risks to the Company through his role in developing the Board’s meeting agendas, advising committee chairs, attending committee meetings, chairing meetings of the independent Directors and facilitating communications between independent Directors and the Chief Executive Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Transactions with Related Persons
    We have a written Related Party Transactions Policy that requires our Governance/Nominating Committee to review and approve or ratify any "related party transaction" of the type required to be disclosed by Item 404 of Regulation S-K. The term "related parties" is defined as any directors, executive officers, stockholders beneficially owning more than 5% of our Common Stock, and their respective immediate family members. This policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant, in which the amount involved exceeds $100,000, and in which any related person had, has or will have a direct or indirect interest. All of our directors, executive officers and employees are required to report to our General Counsel any proposed or completed related party transactions.
    All related party transactions are reviewed and may be approved or ratified by the Governance/Nominating Committee (not including any member of the Governance/Nominating Committee that is a related person with respect to the transaction at issue). The Governance/Nominating Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to the Company than terms that could have been reached with an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. The Governance/Nominating Committee may impose such conditions as it deems necessary and appropriate on the Company or the related party in connection with the transaction. In the case of a transaction presented to the Governance/Nominating Committee for ratification, the Governance/Nominating Committee may ratify the transaction, amend the transaction, or determine that termination or rescission of the transaction is appropriate.
Related Person Transactions in Fiscal 2023
    There were no transactions that occurred during fiscal 2023 to which we were a participant in which:
•the amounts involved exceeded or will exceed $120,000; and
•a director, executive officer, beneficial owner of more than five percent of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

COMPENSATION DISCUSSION AND ANALYSIS
    In the following Compensation Discussion and Analysis, we describe the material elements of the compensation awarded to, earned by or paid to David J. Meyer, our Chief Executive Officer, Robert Larsen, our current Chief Financial Officer, Bryan Knutson, our President & Chief Operating Officer, and Mark Kalvoda, our former Chief Financial Officer who resigned from the CFO position as of December 1, 2022 and ended his employment with the Company as of January 15, 2023. In this Proxy Statement, we refer to Messrs. Meyer, Larsen, Knutson and Kalvoda as our "named executive officers."
Executive Summary
    Executive Compensation Overview for Fiscal 2023
•In fiscal 2023, Mr. Meyer, consistent with his actions for the past several years, elected not to receive any equity awards and also elected not to participate in the annual performance cash bonus program.
•In fiscal 2023, Messrs. Larsen, Knutson, and Kalvoda each received annual cash performance bonuses based upon achievement of all three performance objectives.
•The Compensation Committee compared our compensation program and the compensation of our named executive officers with our peer group, and concluded that our current executive compensation program is reasonable and appropriate.
•The Compensation Committee believes that our executive compensation program properly aligns the interests of our named executive officers with the interests of our stockholders.
We are committed to considering our stockholders' views on executive compensation
    We receive direct feedback from stockholders on our compensation programs through our annual advisory vote on the compensation paid to our named executive officers (commonly known as a "say-on-pay vote"). We hold the say-on-pay vote at each annual meeting of stockholders. At our 2022 Annual Meeting of Stockholders, the say-on-pay proposal received 96.24% approval from the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, which we believe indicates strong stockholder support for our approach to executive compensation. Our Compensation Committee will continue to monitor our stockholders' views with respect to our executive compensation practices and take those views into account when making decisions regarding executive compensation.
    Compensation Philosophy
    We recognize that top talent is valuable to the Company and our stakeholders, and our compensation programs need to be structured in a way that allows us to attract, retain, and motivate leaders who help us achieve our objectives. The primary objectives of our executive compensation programs are stated as follows:
•attracting qualified and talented executives who can provide the appropriate leadership to our Company;
•retaining executives who have the critical skills necessary to achieve our strategic and operational objectives; and
•motivating our executives to drive outstanding Company performance.
We believe that the achievement of these stated objectives, through well-designed compensation programs, serve the long-term interests of our investors and other stakeholders.

The following principles guide the design of our compensation programs:

Guiding Principle	Titan Philosophy / Approach
Pay for performance	Our compensation programs are designed to align executive compensation with the Company’s overall performance and business strategy. The design of our cash incentive compensation is based on objective financial performance metrics that we believe provide a direct link to the creation of stockholder value. We support a pay for performance philosophy by significantly emphasizing variable or at-risk compensation in the overall executive compensation program.
Alignment with stockholders	Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. We have adopted and implemented stock ownership guidelines for our executives, which reinforces this principle.
Provide leadership stability and continuity	Our compensation programs are designed to reward commitment of our executives to our Company. We recognize that the stability of the leadership team enhances our business.
Be competitive	We conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of the elements and mix of pay, program design and resulting actual levels of pay.
Reflect factors of role and individual performance	We use the information from market pay analyses and apply it to the individual situation of each of our executives to ensure we are compensating for the executive’s level of responsibility and the executive’s skills and performance in that role.
    Compensation Program Design
    Our compensation programs consist of the following forms of compensation: base salary, annual cash incentive plan, and long-term equity awards.
•Base Salary - Base salary is the fixed element of each executive’s cash compensation. Base salary aids in attracting and retaining talented executives.
•Annual Cash Incentive Plan - The annual incentive plan provides for cash awards to eligible employees based on achievement of financial performance goals for the fiscal year. The annual incentive plan motivates participating executives to achieve financial performance goals by making their cash awards variable and dependent upon the Company’s annual financial performance.
•Long-Term Equity Awards - The Company provides long-term incentives consisting of equity awards, which may be time-based or performance-based. These equity awards are designed to motivate executives to focus on creating stockholder value over the longer term. These long-term awards also aid in the retention of our executives.
    Our Compensation Committee engages in an ongoing review of the design of our compensation programs to evaluate whether they remain consistent with our compensation philosophy and reflect what the Compensation Committee believes to be best practices among our peer group and the broader market.
Fiscal 2023 Executive Compensation as Compared to our Peer Group
In fiscal 2023, the Compensation Committee did not engage a compensation consultant to perform a formal compensation study. However, the Compensation Committee reviewed the publicly reported compensation of the executive officers of our peer group, and compared this data to the target total direct compensation of our named executive officers, consisting of base salary, annual performance cash bonus, and the grant date fair value of restricted stock equity awards. The results of the peer group comparison are considered important and informative by the Compensation Committee. However, the Compensation Committee does not target compensation at a particular benchmark of the peer group analysis or otherwise make any determination of, or change to, compensation in reaction to market data alone. Rather, the Compensation Committee uses this information as one of several considerations to make its judgments and determinations of appropriate compensation levels for our named executive officers.

Role of Compensation Committee and Executive Officers in Setting Compensation
    Our Compensation Committee sets the compensation for our named executive officers. The named executive officers do not make recommendations or participate in the discussions and decisions respecting their own compensation. Mr. Meyer provides input to the Compensation Committee on compensation for the other named executive officers, as appropriate.
Consideration of Tax and Accounting Implications
    In setting executive officer compensation, we are generally aware of the tax implications under Sections 162(m) and 409A of the Internal Revenue Code and compensation expense charges under ASC 718, Compensation Stock-Compensation, and we may consider these factors when making future compensation decisions. Section 162(m) of the Internal Revenue Code generally imposes a $1 million cap on the deductibility of compensation paid to certain executive officers of a publicly held corporation during a year. Since the enactment of the Tax Cuts and Jobs Act, the executive officers to whom Section 162(m) applies include our Chief Executive Officer and Chief Financial Officer, the next three most highly compensated executive officers, and any employee who was a “covered employee” for any preceding taxable year beginning after December 31, 2016. Further, the Tax Cuts and Jobs Act eliminated the “qualified performance-based compensation” exception to Section 162(m). Thus, it is expected that compensation deductions for any covered employee will be subject to a $1 million annual deduction limit (other than for certain compensation that satisfies requirements to be grandfathered under the new law). Although the deductibility of compensation is a consideration evaluated by the Compensation Committee, the Compensation Committee may determine to award compensation to a covered employee that is not deductible under Section 162(m), as the Compensation Committee deems appropriate.
Peer Group
    The Compensation Committee engaged Aon Hewitt ("Aon") in 2020 as our independent compensation consultant to assess and update the Company's peer group for compensation benchmarking purposes. The Company’s executive officers did not participate in the selection of the companies for inclusion in the peer group.
    The Compensation Committee asked Aon to develop a peer group by considering companies that:
•were compatible with the Company’s compensation strategy;
•were an accurate reflection of the typical external labor market;
•were consistent with the Company’s size and complexity of operations; and
•could be easily described to external constituents.
    Based on these considerations, the peer group for the Company consists of the following companies (1):

Alamo Group, Inc.	MarineMax, Inc.
Applied Industrial Technologies, Inc.	McGrath RentCorp
DXP Enterprises, Inc.	Monro, Inc.
GATX Corporation	Rush Enterprises, Inc.
H&E Equipment Services, Inc.	Toromont Industries Ltd.
Herc Holdings Inc.	Tractor Supply Company
Lindsay Corporation	Triton International Limited
(1) The original peer group developed in 2020 included Rocky Mountain Enterprises and Cervus Equipment             Corporation. We have removed each of these companies from the peer group due to the fact that they are no longer public companies.
Executive Compensation Components for Fiscal 2023
    The principal elements of our executive compensation program for fiscal 2023 were:
•Base Salary;
•Annual Performance Cash Bonus; and
•Long-Term Equity Incentive Awards.
    In allocating compensation across these elements, the Compensation Committee does not follow any strict policy or guidelines. However, consistent with the general compensation objectives and philosophies outlined above, the Compensation Committee sought to place a meaningful percentage of an executive's compensation at risk, subject to achievement of specific performance objectives and long-term equity value creation.

    Base Salary
Base salary provides executives with fixed, non-contingent earnings. Our goal is to provide competitive base salaries to our named executive officers in recognition of their job responsibilities. In addition to competitive data, we consider individual work experience, leadership, time in position, performance of our Company (based upon achievement of financial goals and strategic initiatives), and job performance of each named executive officer. As a result of the Compensation Committee's evaluation of these factors, the Compensation Committee may adjust base salaries to better align an individual's base salary with comparative market compensation, to provide merit increases based upon individual or Company achievement, or to account for changes in roles and responsibilities. The Compensation Committee reviews each named executive officer's base salary following the close of each fiscal year.
During fiscal 2023, the annual base salary for Mr. Meyer was $475,000 (which remained unchanged from fiscal 2022); Mr. Kalvoda's base salary was $410,000 from February 1, 2022 to May 31, 2022, and $500,000 from June 1, 2022 through the end of his employment on January 15, 2023; Mr. Knutson's annual base salary was $410,000 from February 1, 2022 to May 31, 2022, and $500,000 from June 1, 2022 through January 31, 2023; and Mr. Larsen's annual base salary was $400,000 for his entire employment service in fiscal 2023 commencing November 1, 2022.
Annual Performance Cash Bonus
We establish competitive annual performance cash bonus opportunities for our named executive officers that motivate attainment of, and link annual cash compensation to, the achievement of the annual financial performance objectives of the business. The annual performance bonus is paid in cash.
Each executive has a target bonus (hereafter the "Target Bonus"), which is a percentage of the executive's annual base salary, under the annual cash bonus plan. The Target Bonus for each of Mr. Kalvoda, Mr. Knutson and Mr. Larsen was 75% of his base salary. Mr. Meyer elected to not participate in the fiscal 2023 annual cash bonus plan.
Under Mr. Kalvoda's employment agreement in place at the start of fiscal 2023 he was eligible to earn a cash bonus for fiscal 2023 ranging from 0% to 150% of his annual base salary, with a target of 75% of his annual base salary or $375,000 (75% X $500,000). Under Mr. Kalvoda's transition agreement dated April 25, 2022 (the "Transition Agreement"), his employment agreement was amended to provide that his cash bonus for fiscal 2023 would be paid on a pro rata basis (50 weeks worked divided by 52 weeks in full year = 96.15%). Considering the proration factor (96.15%), his eligible maximum bonus amount was $721,125 and his Target Bonus amount was $360,563.
Under the terms of the annual performance cash bonus opportunity established for Mr. Knutson, he was eligible to earn a cash bonus for fiscal 2023 ranging from 0% to 150% of his annual base salary, with a target of 75% of his annual base salary or $375,000 (75% X $500,000).
Under Mr. Larsen's employment agreement he was eligible to earn a pro rata cash bonus for fiscal 2023 based on his time of service for the year: i.e., number of days employed for the fiscal year (92) divided by 365 days = 25.21%. Therefore, Mr. Larsen would earn a cash bonus equal to the regularly calculated amount of the annual bonus multiplied by 25.21%. Mr. Larsen was eligible to earn a cash bonus for fiscal 2023 ranging from 0% to 150% of his annual base salary, with a target of 75% of his annual base salary. Considering the proration factor (25.21%), his eligible maximum bonus amount was $151,233 and his Target Bonus amount was $75,616.
For the annual cash bonus plan, our Compensation Committee establishes the financial performance categories for the fiscal year and the weight for each of the categories. The performance categories for the fiscal 2023 annual cash bonus plan were:
    1. Adjusted Pre-Tax Income: Calculated as GAAP pre-tax income adjusted to exclude the pre-tax income impact from gains or losses that occur outside of the ordinary course of our business.
    2. Return on Assets ("ROA"): Calculated as Adjusted Pre-Tax Income (see above) divided by our average monthly total assets less available cash.
    3. Total Revenue: The Company's GAAP total revenue from its statement of operations.

The Compensation Committee chose these metrics because they are meaningful indicators of performance results and closely align with the interests of the Company's stockholders. Following the Russian invasion of Ukraine and the resulting uncertainty of the impact of this invasion on our Ukraine operations, the Compensation Committee determined in June 2022 that the original performance metrics should be adjusted to eliminate the operating results of Titan Machinery Ukraine for fiscal 2023 from both the performance metrics targets and Company performance against these targets. The Compensation Committee's decision was rooted in an effort to seek to maintain the viability and integrity of the 2023 cash incentive plan as a means to motivate performance to achieve important Company financial performance objectives for 2023. Therefore, the results of our Ukraine operations have been disregarded for purposes of the cash incentive program for fiscal 2023.
The Compensation Committee allocated a portion of the eligible bonus amount to each of the financial performance categories as follows:

Financial Performance Category	% Allocation of Eligible Bonus Amount
Adjusted Pre-Tax Income	40%
Return on Assets	30%
Total Revenue	30%

The threshold, target and maximum financial goals for each metric are determined by the Compensation Committee in consideration of the Company's budget and financial estimates for the fiscal year. The threshold, target, and maximum goals for each of the three financial performance categories for the fiscal 2023 cash incentive plan are stated in the discussion below.
For fiscal 2023, the payout percentage at each of the goals is stated as follows:
•20% of Target Bonus payable upon achievement of threshold goal;
•100% of Target Bonus payable upon achievement of target goal; and
•200% of Target Bonus payable upon achievement of maximum goal.
If the threshold goal is not satisfied for any financial performance category, then no bonus is payable for that category. If actual performance by the Company for any financial performance category falls between the threshold and target goals or between the target and maximum goals, then the percentage payout for that category is calculated proportionately based on where the actual performance falls within the range between the threshold and target goals or the range between the target and maximum goals, as applicable. No additional payment in excess of the maximum bonus amount is earned for performance exceeding the maximum goals. The calculated percentage payout for each financial metric, based on actual performance for the year, is referred to below as the "bonus payout percentage".
For each of the three financial performance categories, the cash bonus earned by the executive is calculated as follows: [the dollar amount of the target bonus for the executive - $360,563 for Mr. Kalvoda, $375,000 for Mr. Knutson, and $75,616 for Mr. Larsen] X [% of the eligible bonus amount allocated to the financial performance category - i.e., 40% for Adjusted Pre-Tax Income, 30% for ROA, and 30% for Total Revenue] X [the bonus payout percentage for the category based on actual results]. The cash bonus paid to the executive is equal to the sum of the bonus amounts earned for each financial performance category.
    As described above, Mr. Meyer elected to not participate in the fiscal 2023 annual cash bonus plan, and accordingly he was not paid a cash bonus.
     Under the fiscal 2023 cash bonus plan, Mr. Kalvoda earned a bonus of $654,134, as described below.

	Percent of Base Salary Eligible for Cash Bonus	Eligible Max Cash Bonus Amount	Target Bonus	Bonus Earned	Bonus Earned as a % of Target
Mark Kalvoda	150%	$721,125	$360,563	$654,134	181.42%

Under the fiscal 2023 cash bonus plan, Mr. Knutson earned a bonus of $680,327 as described below.

	Percent of Base Salary Eligible for Cash Bonus	Eligible Max Cash Bonus Amount	Target Bonus	Bonus Earned	Bonus Earned as a % of Target
Bryan Knutson	150%	$750,000	$375,000	$680,327	181.42%

Under the fiscal 2023 cash bonus plan, Mr. Larsen earned a bonus of $137,184 as described below.

	Percent of Base Salary Eligible for Cash Bonus	Eligible Max Cash Bonus Amount	Target Bonus	Bonus Earned	Bonus Earned as a % of Target
Robert Larsen	150%	$151,233	$75,616	$137,184	181.42%

The threshold, target and maximum goals, the applicable bonus payout percentages at these goal levels, and the bonus calculation for each financial performance category are stated below:
1.Adjusted Pre-Tax Income (40%)
The goals and bonus payout percentage at each goal level are stated below:

	Adjusted Pre-Tax Income Goals	Payout Percentages
Threshold	$73,573,677	20%
Target	$81,748,530	100%
Maximum	$102,185,663	200%
Our fiscal 2023 Adjusted Pre-Tax Income was $137,137,808, resulting in a bonus payout percentage of 200%.
Mr. Kalvoda earned a bonus of $288,450 for this financial performance category, calculated as follows: $360,563 [Target Bonus] X 40% [weight for the performance category] X 200% [bonus payout percentage].
Mr. Knutson earned a bonus of $300,000 for this financial performance category, calculated as follows: $375,000 [Target Bonus] X 40% [weight for the performance category] X 200% [bonus payout percentage].
Mr. Larsen earned a bonus of $60,493 for this financial performance category, calculated as follows: $75,616 [Target Bonus] X 40% [weight for the performance category] X 200% [bonus payout percentage].
2.Return on Assets (30%)
The goals and bonus payout percentage at each goal level are stated below:

	Return on Assets	Payout Percentages
Threshold	7.95%	20%
Target	8.84%	100%
Maximum	11.05%	200%
Our fiscal 2023 Return on Assets was 13.79%, resulting in a bonus payout percentage of 200%.
Mr. Kalvoda earned a bonus of $216,338 for this financial performance category, calculated as follows: $360,563 [Target Bonus] X 30% [weight for the performance category] X 200% [bonus payout percentage]
Mr. Knutson earned a bonus of $225,000 for this financial performance category, calculated as follows: $375,000 [Target Bonus] X 30% [weight for the performance category] X 200% [bonus payout percentage].
Mr. Larsen earned a bonus of $45,370 for this financial performance category, calculated as follows: $75,616 [Target Bonus] X 30% [weight for the performance category] X 200% [bonus payout percentage].

3.Total Revenue (30%)
The goals and bonus payout percentage at each goal level are stated below:

	Total Revenue Goals	Percentage Payout
Threshold	$1,780,619,848	20%
Target	$1,978,466,498	100%
Maximum	$2,473,083,122	200%
Our total revenue was $2,166,757,505, resulting in a bonus payout percentage of 138.07%. The bonus payout percentage is determined linearly between the payout percentage of 100% (at target goal of $1,978,466,498) and the payout percentage of 200% (at maximum goal of $2,473,083,123).
Mr. Kalvoda earned a bonus of $149,347 for this financial performance category, calculated as follows: $360,563 [Target Bonus] X 30% [weight for the performance category] X 138.07% [bonus payout percentage]
Mr. Knutson earned a bonus of $155,327 for this financial performance category, calculated as follows: $375,000 [Target Bonus] X 30% [weight for the performance category] X 138.07% [bonus payout percentage].
Mr. Larsen earned a bonus of $31,321 for this financial performance category, calculated as follows: $75,616 [Target Bonus] X 30% [weight for the performance category] X 138.07% [bonus payout percentage].
Long-Term Equity Incentive Awards
    Under the terms of Mr. Meyer's current employment agreement, he was entitled to receive an equity incentive award on June 1, 2022 in an amount determined by dividing his annual base salary in effect on the date of grant by the closing sale price of the Common Stock on that date, under such terms as determined by the Compensation Committee. Mr. Meyer declined the award for fiscal 2023.
    Under the terms of Mr. Kalvoda's Transition Agreement, he did not receive an equity incentive award in fiscal 2023.
    Mr. Knutson received an award of 19,062 shares of restricted stock with a grant date fair value of $499,996 (19,062 shares at $26.23 per share, the closing price of our Common Stock on June 1, 2022). One-fourth of Mr. Knutson's 2022 restricted stock award vests on each of April 1, 2023, 2024, 2025, and 2026, respectively.
Mr. Larsen received an initial award of 1,178 shares of restricted stock with a grant date fair value of $50,018 (1,178 shares at $42.46 per share, the closing price of our Common Stock on December 1, 2022). One-fourth of Mr. Larsen's 2022 restricted stock award vests on each of April 1, 2023, 2024, 2025, and 2026, respectively.
    All awards of restricted stock were made under the Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan (the "2014 Equity Plan"), which is administered by our Compensation Committee. Consistent with our compensation philosophies related to performance based compensation, long-term stockholder value creation and alignment of our management's interests with those of our stockholders, we may make future awards of long-term compensation in the form of stock options, restricted stock units, or restricted stock awards to our named executive officers and other key employees. In the future, we may, from time to time, make one-time awards to recognize promotion or consistent long-term contribution, or for specific incentive purposes. We may also make awards in connection with the hiring of new employees.
Other Benefits
    All of our named executive officers are eligible for insurance, paid time off, 401(k) Company match and other benefits at the same levels provided to all of our full-time employees. In fiscal 2023, Messrs. Meyer and Kalvoda each participated in an executive physical at the Mayo Clinic at an expense to the Company of $3,462 for Mr. Meyer and $995 for Mr. Kalvoda.
Employment Agreements
    We have written employment agreements with David Meyer to serve as our Chief Executive Officer, Robert Larsen to serve as our Chief Financial Officer, and Bryan Knutson to serve as our President & Chief Operating Officer.
    Mr. Meyer’s current employment agreement has a rolling three-year term with automatic annual one-year extensions (running from February 1 through January 31), subject to earlier termination, as described below. Pursuant to the agreement, Mr. Meyer is entitled to be paid a base salary of $500,000 per year, subject to annual review and adjustment by our Compensation Committee. For fiscal 2023, consistent with the past several years, Mr. Meyer agreed to a reduced base salary of $475,000. Pursuant to the agreement, Mr. Meyer is also eligible for an annual performance cash bonus of up to 200% of his base salary pursuant to terms, conditions and annual objectives established by our Compensation Committee, as further discussed above under "Annual Performance Cash Bonus." The agreement also provides for yearly equity incentive awards in a dollar amount equal to his base salary, as further discussed above under "Long-Term Equity Incentive Awards," pursuant to terms, conditions and annual objectives established by our Compensation Committee. In fiscal 2023, Mr. Meyer, consistent with his actions for the past several years, elected not to receive any equity awards and also elected to not participate in the annual performance cash bonus program. Mr. Meyer is eligible to participate in any employee benefit plans and programs generally available to our employees.
    Mr. Larsen’s current employment agreement has a rolling three-year term with automatic annual one-year extensions (running from February 1 through January 31), subject to earlier termination, as described below. Pursuant to the agreement, Mr. Larsen is paid a base salary as established by, and subject to annual review and adjustment, by our Compensation Committee. As of January 31, 2023, Mr. Larsen's base salary was $400,000 per year. Mr. Larsen is also eligible for an annual performance cash bonus of up to 150% of his base salary pursuant to terms, conditions and annual objectives established by the Compensation Committee, subject to the pro rata adjustment for the initial partial year of employment. The agreement also provides for yearly equity incentive awards in a dollar amount equal to his base salary, as further discussed above under "Long-Term Equity Incentive Awards," pursuant to terms, conditions and annual objectives established by our Compensation Committee. Mr. Larsen also received a tuition reimbursement from the Company in the amount of $47,907, which amount he owed to his former employer upon leaving his prior employment. Mr. Larsen is eligible to participate in any employee benefit plans and programs generally available to our employees.
    Mr. Knutson’s current employment agreement has a rolling three-year term with automatic annual one-year extensions (running from February 1 through January 31), subject to earlier termination, as described below. Pursuant to the agreement, Mr. Knutson is paid a base salary as established by, and subject to annual review and adjustment, by our Compensation Committee. As of January 31, 2023, Mr. Knutson's base salary was $500,000 per year. The agreement provides for yearly equity incentive awards in a dollar amount equal to his base salary, as further discussed above under "Long-Term Equity Incentive Awards," pursuant to terms, conditions and annual objectives established by our Compensation Committee. Mr. Knutson is also eligible for an annual cash bonus and equity incentive award pursuant to terms, conditions and annual objectives established by the Compensation Committee. Mr. Knutson is eligible to participate in any employee benefit plans and programs generally available to our employees.
    The employment agreements with Messrs. Meyer, Larsen, and Knutson each contain a restrictive covenant prohibiting them from owning, operating or being employed by competing agricultural or construction equipment stores during their employment with us and for a period of 24 months following termination of their employment with us. Each agreement is terminable by either us or Messrs. Meyer, Larsen, and Knutson, as applicable, at any time upon 60 days written notice for any reason, or immediately by us for cause. Each of the employment agreements for Mr. Meyer, Mr. Larsen, and Mr. Knutson include severance payment provisions in the event of termination of employment. See "Potential Payments upon Termination or Change-In-Control" for additional information regarding these severance payment provisions.
On April 25, 2022, the Company and Mr. Kalvoda entered into a Transition Agreement governing the terms of his resignation from the Company. The Transition Agreement provided as follows:
•Mr. Kalvoda would continue to serve as Chief Financial Officer until a new Chief Financial Officer was in place and, thereafter, he would continue as an employee through January 15, 2023, to facilitate the transition;
•His base salary would continue as previously agreed upon;
•He would earn a pro rata fiscal 2023 cash bonus based on time worked (i.e., 50 weeks divided by 52 weeks equals 96.15%);
•He would not receive an equity award in fiscal 2023; and
•The vesting of his 33,800 unvested restricted shares would accelerate as of the termination of employment on January 15, 2023.
The Board approved the Transaction Agreement, believing it to be in the best interests of the Company for the following reasons:
•The Company needed to retain Mr. Kalvoda to facilitate an orderly transition and Mr. Kalvoda was otherwise ready to resign from his position for reasons other than good reason (as defined in his employment agreement);
•The time for a search and hiring of a replacement for Mr. Kalvoda was estimated to be four to six months, during which time Mr. Kalvoda’s services were needed by the Company;
•The transition from Mr. Kalvoda to his replacement would be best accomplished by having these persons work together for a number of weeks;
•The Company was in the midst of its acquisition of Heartland Ag (closed on August 1, 2022) that required Mr. Kalvoda’s expertise and significant involvement;
•Mr. Kalvoda would agree to a release of claims and certain covenants for the benefit of the Company; and

•The modest incremental benefits provided to Mr. Kalvoda under the Transition Agreement were significantly outweighed by the need for the Company to retain Mr. Kalvoda for an orderly transition.

COMPENSATION COMMITTEE REPORT
    The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on this review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023.

Members of the Compensation Committee
Jody Horner (Chair)
Tony Christianson
Frank Anglin
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
    None of our Compensation Committee members was an officer or employee of the Company during fiscal 2023, has formerly been an officer of the Company, or has or had any related party transaction relationship with our Company of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during fiscal 2023.

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal 2023
    The table below sets forth certain information regarding compensation earned during the last three fiscal years by the Company's named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David Meyer, Chief Executive Officer (5)	2023	475,000	—	—	11,875	486,875
	2022	475,000	—	—	8,700	483,700
	2021	475,000	—	—	8,550	483,550
Robert Larsen, Chief Financial Officer	2023	100,000	50,018	137,184	49,240	336,442
	2022	—	—	—	—	—
	2021	—	—	—	—	—
Bryan Knutson, President & Chief Operating Officer	2023	470,000	499,996	680,327	10,475	1,660,798
	2022	395,000	409,995	572,574	8,813	1,386,382
	2021	363,333	365,000	397,988	8,563	1,134,884
Mark Kalvoda, former Chief Financial Officer (6)	2023	528,649	—	654,134	1,464,866	2,647,649
	2022	405,000	409,995	572,574	9,079	1,396,648
	2021	391,667	394,999	430,770	8,385	1,225,751
(1)Amounts shown are not reduced to reflect the named executive officers' elections, if any, to contribute portions of their salaries to 401(k) plans. Mr. Kalvoda's salary amount for fiscal 2023 includes a payment for unused PTO in the amount of $79,482.53.
(2)Amounts represent the grant date fair value of time-based restricted stock awards granted in each fiscal year. Fair value of these awards is determined based on the closing market price of the Company's stock on the date of grant. See the Grants of Plan-Based Awards for Fiscal 2023 table for further information regarding the equity awards granted in fiscal 2023 and the Outstanding Equity Awards at January 31, 2023 table for information regarding all outstanding equity awards.
(3)Amount represents the cash bonus compensation earned in each fiscal year under our annual performance cash bonus plan.
(4)For each fiscal year, amounts for Messrs. Meyer, Larsen, Knutson and Kalvoda represent a Company match to the 401(k) plan. For Mr. Larsen, this number also includes tuition reimbursement of $47,907. The amount of "All Other Compensation" presented for Mr. Kalvoda for fiscal 2023 includes the value of previously awarded shares of restricted stock for which vesting was accelerated to the date of Mr. Kalvoda's departure pursuant to the terms of the Transition Agreement. The aggregate value for these shares of restricted stock for which vesting was accelerated was $1,450,020 (33,800 vested shares of restricted stock x $42.90, the closing market price on the vesting date). As each of these shares of restricted stock were awarded to Mr. Kalvoda prior to fiscal 2023, the value of such shares would also have been reported in the "Stock Awards" column of the summary compensation table during the fiscal year in which such shares were awarded.
(5)As discussed above, for fiscal years 2023, 2022, and 2021, Mr. Meyer elected not to receive an equity award or to participate in the annual performance cash bonus plan.

(6)Mr. Kalvoda served as Chief Financial Officer from February 1, 2022 through November 30, 2022, and as a non-executive employee of the Company from December 1, 2022 through January 15, 2023.
Grants of Plan-Based Awards for Fiscal 2023
    The following table sets forth information regarding awards to Messrs. Meyer, Larsen, Knutson and Kalvoda, our named executive officers, of plan-based awards (annual performance cash bonus and long-term equity incentive) in fiscal 2023:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(1)			All Other Stock Awards: Number of Shares of Stock(#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold	Target	Maximum
David Meyer	—	—	—	—	—	—
Robert Larsen (2)	12/1/2022	15,123	75,616	151,233	1,178	50,018
Bryan Knutson (3)	6/1/2022	75,000	375,000	750,000	19,062	499,996
Mark Kalvoda	—	72,113	360,563	721,125	—	—
(1)Amounts shown in the table reflect the potential amount of annual cash performance bonuses that could have been earned in fiscal 2023 by Mr. Larsen, Mr. Knutson and Mr. Kalvoda, based on meeting the threshold goals, target goals and maximum goals amounts, as defined in our fiscal 2023 annual performance cash bonus plan. Actual amounts earned by the named executive officers for fiscal 2023 are reported in the Summary Compensation Table on page 31 under the column entitled "Non-Equity Incentive Plan Compensation." The amounts in the table have been adjusted for the pro rata adjustment required under the employment terms for Mr. Kalvoda and Mr. Larsen.
(2)Mr. Larsen received an initial award of restricted stock on 12/1/2022. The risk of forfeiture for these awards will lapse ratably on April 1st of each year from 2023 to 2026.
(3)Mr. Knutson received an award of restricted stock on 6/1/2022. The risk of forfeiture for these awards will lapse ratably on April 1st of each year from 2023 to 2026.
(4)This amount represents the grant date fair value of the restricted stock determined in accordance with FASB ASC Topic 718.
Outstanding Equity Awards at January 31, 2023
    The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of January 31, 2023:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Meyer	—	—	—	—	—	—	—	—	—
Robert Larsen	—	—	—	—	—	1,178	51,761	—	—
Bryan Knutson	—	—	—	—	—	50,130	2,202,712	—	—
Mark Kalvoda	—	—	—	—	—	—	—	—	—
(1)For Mr. Larsen, 294 shares vest on April 1, 2023; 294 shares vest on April 1, 2024; 294 shares vest on April 1, 2025; and 296 shares vest on April 1, 2026. For Mr. Knutson, 21,071 shares vest on April 1, 2023; 16,563 shares vest on April 1, 2024; 7,729 shares vest on April 1, 2025; and 4,767 shares vest on April 1, 2026.
(2)The market value of the unvested shares has been computed using the closing price of our Common Stock of $43.94 on January 31, 2023 (the last day of fiscal 2023).

Option Exercises and Stock Vested for Fiscal 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
David Meyer	—	—	—	—
Robert Larsen	—	—	—	—
Bryan Knutson	—	—	18,485	514,807
Mark Kalvoda	—	—	57,558	2,111,680
(1)For Mr. Knutson, the amount represents shares of restricted stock as to which the risk of forfeiture lapsed on April 1, 2022. For Mr. Kalvoda, the number represents 23,758 shares of restricted stock as to which the risk of forfeiture lapsed on April 1, 2022 and 33,800 shares as to which the risk of forfeiture lapsed on January 15, 2023.
(2)Calculated for Mr, Knutson based on the closing share price of our Common Stock of $27.85 on April 1, 2022, the date the risk of forfeiture lapsed with regard to Mr. Knutson's 18,485 shares of restricted stock. Calculated for Mr. Kalvoda based on the closing share price of our Common Stock of $27.85 on April 1, 2022, the date the risk of forfeiture lapsed with regard to Mr. Kalvoda's 23,758 shares of restricted stock and the closing share price of our Common Stock of $42.90 on Friday, January 13, 2023, with regard to Mr. Kalvoda's 33,800 shares of restricted stock that the risk of forfeiture lapsed on Sunday, January 15, 2023.
Potential Payments upon Termination or Change-In-Control
    The following is a discussion of the agreements, plans or arrangements that provide for payments or benefits to our named executive officers in connection with any termination of employment or change in control of the Company.
    As provided under "Compensation Discussion and Analysis - Employment Agreements," we are party to an employment agreement with Mr. Meyer, which provides that if Mr. Meyer is terminated by us without "cause" prior to the expiration of the term or if he resigns for "good reason," we are obligated to pay severance in an amount equal to two times the sum of (i) his annual base salary, plus (ii) the amount of the annual incentive bonus last paid prior to the termination, and we are also required to allow Mr. Meyer to continue to participate in our group medical and dental plans at our expense for a period of 24 months. If such termination occurred on January 31, 2023, Mr. Meyer would have been entitled to a severance payment of $950,000 (paid in equal monthly installments over 24 months) calculated as follows: two times the sum of (i) the current base salary of $475,000, plus (ii) the amount of the last annual incentive bonus paid of $0. In addition, we would pay for the cost of Mr. Meyer's continued participation in our group medical and dental plans for the 24 month period following termination (currently $2,015.01 per month).
    Mr. Meyer's employment agreement does not contain any special provisions or additional payments applicable to a termination following a change in control. Upon termination of employment for any reason, Mr. Meyer's unvested equity awards (currently none) are forfeited.
    Under Mr. Meyer's employment agreement, “cause” is defined to mean the occurrence of any of the following: (i) the commission of a felony; (ii) any intentional and/or willful act of fraud or material dishonesty; (iii) the willful and/or continued failure, neglect, or refusal to perform in all material respects his job duties, or to fulfill his fiduciary responsibilities to the Company; or (iv) a material breach of the Company’s material policies or codes of conduct or other agreement. In addition, "good reason” is defined to mean any of the following: (i) an action that results in a substantial diminution in duties, status or position; (ii) the relocation of the principal office for Company business to a location more than forty (40) miles from the Company’s current headquarters; or (iii) material breach by the Company of any terms or conditions of the employment agreement.
    We are party to an employment agreement with Mr. Larsen, which provides that if Mr. Larsen is terminated by us without "cause" prior to the expiration of the term or if he resigns for "good reason" (in either case, not following a "change in control"): (a) we are obligated to pay severance in an amount equal to the sum of (i) his annual base salary plus (ii) the amount of the average annual incentive bonus paid to Mr. Larsen in the three years preceding termination; (b) his non-vested restricted equity awards that vest based solely on continued employment will vest; and (c) we are required to allow Mr. Larsen to continue to participate in our group medical and dental plans under the same cost sharing arrangement that applied on the last day of employment for a period of 12 months. If such termination occurred on January 31, 2023, (not following a "change in control"), Mr. Larsen would have been entitled to a severance payment of $400,000 (paid in equal monthly installments over 12 months) calculated as follows: the sum of (i) the current base salary of $400,000, plus (ii) the amount of the average annual incentive bonus paid in the three years preceding termination of $0. In addition, the Company would pay for the cost of his participation in our group medical and dental plans for the 12 month period following termination (currently $2,015.01 per month). Assuming a termination date of January 31, 2023, the value of the non-vested equity awards that would continue to vest over the established vesting schedules would be $51,761, calculated based upon the closing price of our Common Stock on January 31, 2023 of $43.94.
    If Mr. Larsen is terminated by the Company without "cause" within 12 months following a "change in control" or if he resigns for "good reason" within 12 months following a "change in control", the Company is obligated to pay severance in an amount equal to two times the sum of (i) the annual base salary then in effect, plus (ii) the amount of the average annual incentive bonus paid to Mr. Larsen in the three years preceding the termination. These severance payments would be made in 24 equal monthly installments. Also, Mr. Larsen's time-based equity awards would become fully vested and earned as of the first day following the expiration of the rescission period under the release. If such termination occurs we would also be required to allow Mr. Larsen to continue to participate in our group medical and dental plans under the same cost sharing arrangement that applied on the last day of employment for a period of 24 months following termination. If Mr. Larsen was terminated on January 31, 2023 following a "change in control", he would have been entitled to a severance payment of $800,000 (paid in equal monthly installments over 24 months) calculated as follows: two times the sum of (i) the current base salary of $400,000, plus (ii) the amount of the average annual incentive bonus paid in the three years preceding termination of $0. In addition, the Company would pay for the cost of his participation in our group medical and dental plans for the 24 month period following termination (currently $2,015.01 per month). Assuming a termination date of January 31, 2023, the value of the equity awards that would vest on a change in control would be $51,761, calculated based upon the closing price of our Common Stock on January 31, 2023 of $43.94.
    Under Mr. Larsen's employment agreement, “cause” is defined to mean any of the following: (i) material breach of the employment agreement; (ii) willful refusal to perform assigned duties without justification, or willful misconduct or gross negligence in the performance of duties; (iii) a material breach of the Company’s material policies or codes of conduct or of material obligations under any other agreement; (iv) the willful engagement in dishonesty, fraud, illegal conduct, with respect to or in the course of the business or affairs of the Company, which materially and adversely harms the Company; (v) conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude; and (vi) death or permanent disability. In addition, “good reason” is defined to mean any of the following: (i) the assignment to Mr. Larsen of material duties inconsistent with his status or position as Chief Financial Officer, or other action that results in a material change in Mr. Larsen's status, responsibilities, duties, authority, base salary, compensation, or position, or change in reporting relationship; (ii) the relocation of the principal office for Company business to a location more than forty (40) miles from the Company’s current headquarters; (iii) material breach by the Company of any terms or conditions of the employment agreement; or (iv) the failure of the Company to require a successor to assume the terms of the employment agreement. In addition, “change in control” is defined to mean the occurrence of any of the following: (i) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company; (ii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (iii) the sale of all or substantially all of the Company’s assets.
    Under the terms of the Company's various restricted stock agreements, if Mr. Larsen's employment with the Company terminated on account of his death, any unvested shares of restricted stock would become 100% vested. In addition, if Mr. Larsen's employment with the Company terminated on account of his disability or retirement, any unvested shares of restricted stock would become 100% vested. For this purpose, "disability" means that Mr. Larsen's employment is severed due to disability under the Company's long-term disability plan, and "retirement" means Mr. Larsen's retirement from the Company on or after attaining age 64 and completion of 5 years of service (or pursuant to early retirement with the consent of the Compensation Committee). Mr. Larsen is not currently retirement eligible under the restricted stock agreements. If Mr. Larsen's employment with the Company had terminated on January 31, 2023 on account of his death or disability, the value of the restricted stock awards that would have vested would be $51,761.
    We are also party to an employment agreement with Mr. Knutson, which provides that if Mr. Knutson is terminated by us without "cause" prior to the expiration of the term or if he resigns for "good reason" (in either case, not following a "change in control"): (a) we are obligated to pay severance in an amount equal to the sum of (i) his annual base salary plus (ii) the amount of the average annual incentive bonus paid to Mr. Knutson in the three years preceding termination; (b) his non-vested restricted equity awards that vest based solely on continued employment will vest; and (c) we are required to allow Mr. Knutson to continue to participate in our group medical and dental plans under the same cost sharing arrangement that applied on the last day of employment for a period of 12 months. If such termination occurred on January 31, 2023, (not following a "change in control"), Mr. Knutson would have been entitled to a severance payment of $855,040.39 (paid in equal monthly installments over 12 months) calculated as follows: the sum of (i) the current base salary of $500,000, plus (ii) the amount of the average annual incentive bonus paid in the three years preceding termination of $355,040.39. In addition, the Company would pay for the cost of his participation in our group medical and dental plans for the 12 month period following termination (currently $738.48 per month). Assuming a termination date of January 31, 2023, the value of the non-vested equity awards that would continue to vest over the established vesting schedules would be $2,202,712, calculated based upon the closing price of our Common Stock on January 31, 2023 of $43.94.
    If Mr. Knutson is terminated by the Company without "cause" within 12 months following a "change in control" or if he resigns for "good reason" within 12 months following a "change in control", the Company is obligated to pay severance in an amount equal to two times the sum of (i) the annual base salary then in effect, plus (ii) the amount of the average annual incentive bonus paid to Mr. Knutson in the three years preceding the termination. These severance payments would be made in 24 equal monthly installments. Also, Mr. Knutson's equity awards would become fully vested and earned as of the first day following the expiration of the rescission period under the release. If such termination occurs we would also be required to allow Mr. Knutson to continue to participate in our group medical and dental plans under the same cost sharing arrangement that applied on the last day of employment for a period of 24 months following termination. If Mr. Knutson was terminated on January 31, 2023 following a "change in control", he would have been entitled to a severance payment of $1,710,080.77 (paid in equal monthly installments over 24 months) calculated as follows: two times the sum of (i) the current base salary of $500,000, plus (ii) the amount of the average annual incentive bonus paid in the three years preceding termination of $355,040.39. In addition, the Company would pay for the cost of his participation in our group medical and dental plans for the 24 month period following termination (currently $738.48 per month). Assuming a termination date of January 31, 2023, the value of the equity awards that would vest on a change in control would be $2,202,712, calculated based upon the closing price of our Common Stock on January 31, 2023 of $43.94.
    Under Mr. Knutson's employment agreement, “cause” is defined to mean any of the following: (i) material breach of the employment agreement; (ii) willful refusal to perform assigned duties without justification, or willful misconduct or gross negligence in the performance of duties; (iii) a material breach of the Company’s material policies or codes of conduct or of material obligations under any other agreement; (iv) the willful engagement in dishonesty, fraud, illegal conduct, with respect to or in the course of the business or affairs of the Company, which materially and adversely harms the Company; (v) conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude; and (vi) death or permanent disability. In addition, “good reason” is defined to mean any of the following: (i) the assignment to Mr. Knutson of material duties inconsistent with his status or position as Chief Operating Officer, or other action that results in a material change in Mr. Knutson's status, responsibilities, duties, authority, base salary, compensation, position, or change in reporting relationship; (ii) the relocation of the principal office for Company business to a location more than forty (40) miles from the Company’s current headquarters; (iii) material breach by the Company of any terms or conditions of the employment agreement; or (iv) the failure of the Company to require a successor to assume the terms of the employment agreement. In addition, “change in control” is defined to mean the occurrence of any of the following: (i) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company; (ii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (iii) the sale of all or substantially all of the Company’s assets.
    Under the terms of the Company's various restricted stock agreements, if Mr. Knutson's employment with the Company terminated on account of his death, any unvested shares of restricted stock would become 100% vested. In addition, if Mr. Knutson's employment with the Company terminated on account of his disability or retirement, any unvested shares of restricted stock would become 100% vested. For this purpose, "disability" means that Mr. Knutson's employment is severed due to disability under the Company's long-term disability plan, and "retirement" means Mr. Knutson's retirement from the Company on or after attaining age 64 and completion of 5 years of service (or pursuant to early retirement with the consent of the Compensation Committee). Mr. Knutson is not currently retirement eligible under the restricted stock agreements. If Mr. Knutson's employment with the Company had terminated on January 31, 2023 on account of his death or disability, the value of the restricted stock awards that would have vested would be $2,202,712    .
    In order to receive the severance and continued benefits described above, each officer would be required to sign a release of claims against us, fulfill his non-competition obligations, cooperate with transitioning his duties and execute a non-disparagement agreement with us. We have arrived at these terms based on the advice and experience of our advisors and directors, including their knowledge of practices and agreements at public companies.
Under the terms of Mr. Kalvoda's Transition Agreement, it was agreed that he would work through January 15, 2023, and that he would receive the following termination benefits and was subject to the following obligations:
•He would receive a pro rata portion of his fiscal 2023 cash bonus, based on his length of service during fiscal 2023 (50 weeks worked divided by 52 weeks equals 96.15%);
•Accelerated vesting of his 33,800 unvested shares of restricted stock on date of termination of employment, which shares of restricted stock would have otherwise been forfeited upon his termination of employment;
•He is subject to a non-competition and a non-solicitation covenant for a period of 24 months after his termination of employment and post-termination confidentiality obligations each as set forth in his original employment agreement and a non-disparagement covenant under the terms of the Transition Agreement. Mr. Kalvoda’s fiscal 2023 cash bonus and vested shares of restricted stock that accelerated upon termination of employment are subject to clawback by the Company if he fails to comply with these non-competition, non-solicitation or confidentiality covenants; and
•Upon his termination of employment, Mr. Kalvoda signed a release of claims in favor of the Company.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table for Fiscal 2023
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, below is disclosure regarding executive compensation for our principal executive officer ("PEO," also known as our Chief Executive Officer) and other named executive officers and certain company performance measures for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Fiscal Year (a)	Summary Compensation Table Total for PEO (1) (b)	Compensation Actually Paid to PEO (2) (c)	Average Summary Compensation Table Total for non-PEO NEOs (3) (d)	Average Summary Compensation Actually Paid to non-PEO NEOs (4) (e)	Value of Initial Fixed $100 Investment Based on:		Net Income (7) (Thousands) (h)	Adjusted Pre-Tax Income (8) (Thousands) (i)
					Total Shareholder Return (5) (f)	Peer Group Total Shareholder Return (6) (g)
2023	486,875	486,875	1,548,296	1,892,269	359.87	123.04	101,868	137,138
2022	483,700	483,700	1,391,515	1,850,998	252.25	152.98	66,047	88,136
2021	483,550	483,550	1,180,318	1,752,898	174.45	140.50	19,356	38,097

(1)     The dollar amounts reported in column (b) are the amounts of total compensation reported for David J. Meyer (our Chief Executive Officer) for each corresponding year in the “Total” column of the “Summary Compensation Table for Fiscal 2023.”
(2)    The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Meyer, as computed in accordance with Item 402(v) of SEC Regulation S-K. There are no adjustments to Mr. Meyer’s compensation as required by Item 402(v) of SEC Regulation S-K, because he did not receive any equity awards and did not have an accumulated pension benefit during any of fiscal years shown in the "Summary Compensation Table for Fiscal 2023."
(3)    The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO named executive officers as a group in the “Total” column of the “Summary Compensation Table for Fiscal 2023” in each applicable year. The names of the non-PEO named executive officers included for purposes of calculating the average amounts in each applicable year are Robert Larsen (our CFO), Bryan Knutson (our President and COO), and Mark Kalvoda (our former CFO) for fiscal 2023, and Mr. Knutson and Mr. Kalvoda for fiscal years 2022 and 2021.
(4)    The dollar amounts reported in column (e) represent the amount of “compensation actually paid” to the non-PEO named executive officers as a group, as computed in accordance with Item 402(v) of SEC Regulation S-K. The names of the Non-PEO named executive officers included for purposes of calculating the average amounts in each applicable year are Robert Larsen, Bryan Knutson, and Mark Kalvoda for fiscal 2023, and Mr. Knutson and Mr. Kalvoda for fiscal years 2022 and 2021. Mr. Larsen was employed for the final three months of fiscal 2023, November 1, 2022 through January 31, 2023, and Mr. Kalvoda was employed for the first 50 weeks of fiscal 2023, February 1, 2022 through January 15, 2023. None of the non-PEO named executive officers had an accumulated pension benefit during any of the fiscal years shown in the "Summary Compensation Table for Fiscal 2023." The “equity award adjustments” for each applicable year consist of the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that were outstanding and unvested as of the end of the applicable year; (ii) the amount of change as of the end of the applicable year (from the end of the prior year) in fair value of any equity awards granted in prior years that were outstanding and unvested as of the end of the applicable year; (iii) for equity awards that were granted and vested in the same applicable year, the fair value of the equity awards as of the vesting date; (iv) for equity awards granted in prior years that vested in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior year) in fair value of the equity awards; (v) for equity awards granted in prior years that were determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior year; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such equity awards or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the “equity award adjustments” are as follows:

Fiscal Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Grant Date Fair Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs
2023	1,548,296	(183,338)	527,311	1,892,269
2022	1,391,515	(409,996)	869,479	1,850,998
2021	1,180,318	(380,000)	952,580	1,752,898

(a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Fiscal Year	Average Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Applicable Year	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Dollar Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	296,449	136,075	—	94,787	—	—	527,311
2022	365,072	396,174	—	108,233	—	—	869,479
2021	783,542	235,726	—	(66,688)	—	—	952,580

(5) Cumulative Total Shareholder Return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (determined in accordance with Item 402(v) of SEC Regulation S-K), assuming dividend reinvestment, and the difference between the Company’s common share price at the end and the beginning of the measurement period by the Company’s common share price at the beginning of the measurement period.

(6)    Represents the S&P Retail Index cumulative TSR for the applicable performance period.

(7)    The dollar amounts reported represent the amount of net income (in thousands) reflected in the Company’s audited consolidated financial statements for the applicable year.

(8)    Adjusted Pre-Tax Income is defined as GAAP pre-tax income adjusted to exclude the pre-tax impact from gains or losses that occur outside of the ordinary course of our business during the applicable year. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that adjusted pre-tax income is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in this table) used by the Company to link compensation actually paid to the Company’s named executive officers for the most recently completed fiscal year, to the Company’s performance.

Financial Performance Measures

    As described in greater detail above, the Company’s executive compensation program includes performance based annual cash incentive awards. The metrics that the Company uses for annual cash incentive compensation awards are selected based on an objective of incentivizing our named executive officers to increase stockholder value. Changes in stockholder value are reflected in compensation actually paid above through the fair value of the Company’s equity awards. The most important financial performance measures used by the Company to link executive cash incentive compensation actually paid to the named executive officers for the most recently completed fiscal year, to the Company’s performance are as follows (each as further described and defined above in this section):

•    Return on Assets
•    Total Revenue
•    Adjusted Pre-Tax Income

    Analysis of the Information Presented in the Pay Versus Performance Table

    In accordance with Item 402(v) of SEC Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the “Pay Versus Performance Table for 2023.”

    Compensation Actually Paid and Cumulative TSR

    As demonstrated by the following graph, the amount of compensation actually paid to Mr. Meyer and the average amount of compensation actually paid to the Company’s non-PEO named executive officers as a group (excluding Mr. Meyer) is generally aligned with the Company’s cumulative TSR over the three years presented in the “Pay Versus Performance Table for Fiscal 2023.” The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is due in large part to the fact that a significant portion of the compensation actually paid to the non-PEO named executive officers is comprised of equity awards. As described in more detail above in this section, Mr. Meyer elected to forego an equity award during each of the applicable years.

Compensation Actually Paid vs Titan Machinery Inc. TSR
Compensation Actually Paid
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Total Shareholder Return ($)
$480
$360
$240
$120
$0
$174.45
$252.25
$359.87
2021
2022
2023
PEO
Average for Non-PEO NEOs
TSR

For each of the three years presented in the “Pay Versus Performance Table for 2023,” the Company’s cumulative TSR exceeded that of the S&P 500 Retail Index. The following table details the Company’s cumulative TSR in comparison to the Index’ cumulative TSR for each of the measurement periods (determined in accordance with Item 402(v) of Section Regulation S-K).

Titan Machinery Inc. TSR vs Peer Group TSR
Total Shareholder Return ($)
$400
$300
$200
$100
2021
2022
2023
Titan Machinery Inc. TSR
Peer Group TSR

Compensation Actually Paid and Net Income

As demonstrated by the following table, the amount of compensation actually paid to Mr. Meyer was flat, since he only received a constant base salary, and the average amount of compensation actually paid to the Company’s non-PEO named executive officers as a group is generally aligned with the Company’s net income over the three years presented in the “Pay Versus Performance Table for 2023.” The Company uses adjusted pre-tax net income as a performance measure in the overall executive compensation program, which is highly correlated to the measure of net income. As described in more detail above in this section, the target annual cash incentive compensation as a percent of base salary was 75% for each of Mr. Larsen, Mr. Knutson, and Mr. Kalvoda.

Compensation Actually Paid vs Net Income
Compensation Actually Paid
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Net Income (millions)
$160
$120
$80
$40
$0
2021
2022
2023
PEO
Average for Non-PEO NEOs
Net Income

Compensation Actually Paid and Adjusted Pre-Tax Income

As described in more detail above in this section, one of the three financial performance metrics used to determine the annual cash incentive payment is adjusted pre-tax income. As demonstrated by the following table, the amount of compensation actually paid to Mr. Meyer was flat, since he only received a constant base salary. The average amount of compensation actually paid to the Company’s non-PEO named executive officers as a group is generally aligned with the Company’s adjusted pre-tax income over each of the three years presented in the “Pay Versus Performance Table for 2023.”

Compensation Actually Paid vs Adjusted Pre-Tax Income
Compensation Actually Paid
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Adjusted Pre-Tax Income (millions)
$160
$120
$80
$40
$0
2021
2022
2023
PEO
Average for Non-PEO NEOs
Adjusted Pre-Tax Income

CEO Pay Ratio Disclosure
    As required by Section 953(b) of Dodd-Frank Wall Street Reform and Consumer Protection Act, and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of the employee identified at median of our Company and the annual total compensation of David J. Meyer, our Chief Executive Officer.
    For fiscal 2023:
•the annual total compensation of the employee identified at median of our Company (other than our Chief Executive Officer), was $67,839; and
•the annual total compensation of our Chief Executive Officer for purposes of determining the CEO pay ratio was $494,654.
    Based on this information, for fiscal 2023, the ratio of the annual total compensation of Mr. Meyer, our Chief Executive Officer, to the median of the annual total compensation of all employees was estimated to be 7.3 to 1.
    This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the "median employee," the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•We determined that, as of December 31, 2022, our employee population consisted of approximately 2,898 individuals in the United States and Europe. We selected December 31, 2022, which was within the last three months of fiscal 2023, as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given our European operations.
•We selected salary and wages as reported to the Internal Revenue Service on Form W-2 for our U.S. employees and used equivalent taxable income for our European employees as our consistently applied compensation measure as it represents the primary compensation component paid to all of our employees. In addition, this approach allows us to reasonably compare compensation for our U.S. employees with that of our employees in Europe. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2022.
    In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to SEC rules, except that we elected to include the Company-paid portion of a single health insurance premium and the Company-paid contribution to the employees' health savings account, which are normally excluded from the calculation of annual total compensation for purposes of the summary compensation table. As a result, Mr. Meyer’s compensation for purposes of the pay ratio calculation differs from the summary compensation table for fiscal 2023 to reflect the inclusion of the Company-paid portion of a single health insurance premium and the Company-paid contribution to his health savings account, which are excluded for summary compensation table purposes.
Equity Compensation Plan Information
    The following table provides information regarding our equity compensation plans as of January 31, 2023:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders	280,810	$—	573,254
Equity compensation plans not approved by security holders	—	—	—
Total	280,810	$—	573,254
(1)Amount includes the number of shares of Common Stock underlying unvested restricted stock awards ("RSAs") and restricted stock units ("RSUs") granted to members of our Board and employees.
(2)There is no exercise price for outstanding RSAs or RSUs.
(3)Amount represents shares available as of January 31, 2023 for future issuance under the 2014 Equity Plan, including through the issuance of RSAs and RSUs.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (PROPOSAL 2)
    In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as set forth in Section 14A of the Securities Exchange Act of 1934, as amended), we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that was paid to our named executive officers in fiscal 2023.
    Our compensation philosophy is described in the Compensation Discussion and Analysis contained in this proxy statement. Stockholders are urged to read the Compensation Discussion and Analysis and to review the "Summary Compensation Table" and other related tables and narrative disclosure, which describe the compensation of our Chief Executive Officer, our Chief Financial Officer and our President & Chief Operating Officer in fiscal 2023. The Compensation Committee and the Board believe the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing our compensation philosophy and in achieving our goals. In addition, they believe the compensation of our named executive officers in fiscal 2023 reflects and supports these compensation policies and procedures.
    Stockholders are being asked to vote on the following resolution:
"RESOLVED, that the stockholders of Titan Machinery Inc. approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the compensation tables, and related narrative disclosures as contained in this Proxy Statement."
    This advisory vote on executive compensation, commonly referred to as a "say-on-pay" advisory vote, is required under Section 14A of the Securities Exchange Act of 1934, as amended, and is not binding on our Board. However, the Board and Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.
    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE RESOLUTION SET FORTH IN THIS PROPOSAL 2.

ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(PROPOSAL 3)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as set forth in Section 14A of the Securities Exchange Act of 1934, as amended), we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the frequency of holding future advisory "say-on-pay" votes on executive compensation, as provided for in Proposal 2 above.

By voting on this Proposal 3, stockholders may indicate whether they would prefer to hold future advisory “say on pay” votes once every one, two, or three years. Our prior vote regarding the frequency of holding future “say-on-pay” votes occurred at the 2017 Annual Meeting. At that year’s Annual Meeting, stockholders agreed with the Board’s recommendation that advisory "say-on-pay" should occur every year. The next vote regarding the frequency of holding future “say-on-pay” votes is expected to occur at our Annual Meeting to be held in 2029.

As discussed under the caption Compensation Discussion and Analysis, the Company's compensation philosophy is to provide compensation in a manner that allows us to attract, retain and motivate our leaders who, in turn, help the Company achieve its objectives and serve the long-term interests and other stakeholders. The Board has determined that an annual, or "1 Year," frequency for say-on-pay votes is the best approach for the Company and stockholders. The Board believes that annual votes will provide the clearest and most useful way to receive feedback from stockholders in this important area, and confirms the Company's commitment to frequent and transparent communications with investors.

The stockholder vote on this Proposal 3 is advisory. Therefore, it will not be binding on the Company or the Board. Nevertheless, we highly value the opinion of our stockholders and will give significant weight to the advisory vote when determining how frequently future stockholder "say-on-pay" votes will be conducted.

THE BOARD RECOMMENDS THAT STOCKHOLDERS SELECT AN ANNUAL FREQUENCY FOR CONDUCTING FUTURE STOCKHOLDER "SAY-ON-PAY" VOTES BY VOTING FOR THE "1 YEAR" OPTION ON THIS PROPOSAL 3.

AUDIT COMMITTEE REPORT
    In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
(1)reviewed and discussed the audited financial statements with management and the independent auditors;
(2)discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) and the SEC; and
(3)received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.
    Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2023 for filing with the SEC.

Members of the Audit Committee: Richard Mack (Chair) Stan Erickson Christine Hamilton Jody Horner

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General Information
    Deloitte & Touche LLP has acted as the Company's independent registered public accounting firm for fiscal 2023 and 2022.
Audit Fees
    The Company paid the following fees to Deloitte & Touche LLP in fiscal 2023 and fiscal 2022:

	2023	2022
Audit Fees (1)	$1,274,060	$907,000
Audit-Related Fees	—	25,000
Tax Fees	—	—
All Other Fees	—	—
Total	$1,274,060	$932,000
(1)    Audit Fees include professional services rendered in connection with the audit of our annual consolidated financial statements, audits of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, quarterly reviews of financial statements included in our Quarterly Reports on Form 10-Q, and statutory audits of certain of our international subsidiaries, as well as other filings with the Securities and Exchange Commission.
    Audit fees are for professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's Quarterly Reports on Form 10-Q filings or services that are normally provided by the independent registered public accounting firm in connection with regulatory filings with the SEC.
    Audit-related fees are primarily for the assurance and related services performed by our auditors that are reasonably related to the performance of the audit or review of the Company's financial statements. There were $25,000 fees incurred in fiscal 2022 and none incurred in fiscal 2023.
    Tax fees may include services such as tax compliance, tax advice and tax planning, amongst others. There were no such fees incurred during fiscal 2023 or fiscal 2022.
    All other fees relate to services provided by the independent registered public accounting firm that are not classified as audit fees, audit-related fees or tax fees. There were no such fees incurred during fiscal 2023 or fiscal 2022.
    Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its Independent Registered Public Accounting Firm or any other auditing or accounting firm. During fiscal 2023, the Audit Committee approved all audit and non-audit services provided to the Company by Deloitte & Touche LLP. The Committee's current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by the Independent Registered Public Accounting Firm. In making its decision to appoint Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm, the Audit Committee has considered whether the provision of the non-audit services rendered by Deloitte & Touche LLP is compatible with maintaining that firm's independence and has determined that such services are compatible with maintaining Deloitte & Touche's independence.

RATIFICATION OF PUBLIC ACCOUNTING FIRM
(PROPOSAL 4)
    The Audit Committee has selected Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024.
Our Bylaws do not require that our stockholders ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm. However, the Board is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee may change the appointment at any time during the fiscal year if it determines that a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte & Touche LLP are expected to be present electronically at the virtual Annual Meeting. They will be given the opportunity to make a statement at the virtual Annual Meeting if they desire and are expected to be available electronically to respond to appropriate questions. Further information about the services provided by Deloitte & Touche LLP, including information about the fees paid to the firm during fiscal 2023 can be found under the heading Fees of the Independent Registered Public Accounting Firm above.
    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2024.

OTHER BUSINESS
    Management knows of no other matters to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS
    Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2024 Annual Meeting of Stockholders must be received by the Company no later than December 27, 2023 to be includable in the Company's Proxy Statement and related proxy for the 2024 Annual Meeting. Additionally, pursuant to the advance notice provisions of the Company's Bylaws, as amended, as authorized by applicable state law, in order for stockholders to present nominations or other business at the 2024 Annual Meeting, which is not submitted for inclusion in the Proxy Statement, a stockholder's notice of such nomination or other business must be received no earlier than February 6, 2024 and no later than March 7, 2024 and must be in a form that complies with the requirements set forth in the Company's Bylaws, as amended. In addition, to comply with the SEC's universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must comply with the additional requirements of Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended.

FORM 10-K
    A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 31, 2023 (WITHOUT EXHIBITS), IS MADE AVAILABLE ALONG WITH THIS PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO ROBERT LARSEN, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.
Dated: April 25, 2023
West Fargo, North Dakota

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/04/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TITN2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/04/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR all nominees.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Tony Christianson 02) Christine Hamilton

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To approve, by non-binding vote, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
3. To determine, by non-binding vote, the frequency of holding future shareholder votes on the compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
4. To ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000595758_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

TITAN MACHINERY INC.
Annual Meeting of Stockholders
June 5, 2023 9:00 A.M. Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David J. Meyer and Robert Larsen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TITAN MACHINERY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Central Time on June 5, 2023, virtually at **www.virtualshareholdermeeting.com/TITN2023** and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000595758_2 R1.0.0.6

Continued and to be signed on reverse side

QuickLinks
NOTICE OF ANNUAL MEETING
INTRODUCTION
GENERAL INFORMATION
OUTSTANDING SHARES AND VOTING RIGHTS
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS (PROPOSAL 1)
NON-EMPLOYEE DIRECTOR COMPENSATION
STOCK OWNERSHIP & RETENTION GUIDELINES
SUSTAINABILITY
CORPORATE GOVERNANCE
CERTAIN RELATIONSHIPS & RELATED TRANSACTIONS
COMPENSATION DISCUSSION AND ANALYSIS
PAY VS PERFORMANCE
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3 - ADVISORY VOTE ON FREQUENCY OF HOLDING FUTURE ADVISORY VOTES
AUDIT COMMITTEE REPORT
FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 4 - RATIFICATION OF PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
STOCKHOLDER PROPOSALS
FORM 10-K
PROXY CARD